DATED	2018
THE ENTITIES LISTED IN Schedule 10 (as Chargors) and AUTO CASH FINANCING, INC. (as Lender)
DEBENTURE

5 Fleet Place, London EC4M 7RD
Tel: +44 (0)20 7203 5000 • Fax: +44 (0)20 7203 0200 • DX: 19 London/Chancery Lane
www.charlesrussellspeechlys.com

CONTENTS

1 DEFINITIONS	1
2 CONSTRUCTION	8
3 UNDERTAKING TO PAY	10
4 SECURITY	10
5 NEGATIVE UNDERTAKINGS	14
6 GENERAL REPRESENTATIONS AND WARRANTIES	14
7 REAL PROPERTY	15
8 INVESTMENTS	17
9 CHATTELS	20
10 ACCOUNTS	21
11 MONETARY CLAIMS	21
12 CONTRACTS	22
13 INSURANCES	23
14 INTELLECTUAL PROPERTY	24
15 THE LAND REGISTRY	26
16 NOTICES OF ASSIGNMENT AND CHARGE	26
17 POWERS, PROTECTION AND DISCRETIONS OF THE LENDER	28
18 ENFORCEMENT OF SECURITY	28
19 RECEIVER	31
20 POWERS OF RECEIVER	32
21 APPLICATION OF PROCEEDS	36
22 PROTECTION OF PURCHASERS	37
23 LIABILITY OF LENDER AND RECEIVER	38
24 POWER OF ATTORNEY	39
25 DELEGATION AND DISCRETION	39
26 EFFECTIVENESS OF SECURITY	40
27 PRIOR SECURITY INTERESTS	42
28 SUBSEQUENT SECURITY INTERESTS	42
29 SUSPENSE ACCOUNT	42
30 RELEASE OF SECURITY	43
31 SET-OFF	43
32 FINANCIAL COLLATERAL	43
33 CURRENCY	44
34 PAYMENTS TO BE MADE WITHOUT DEDUCTION	44
35 CERTIFICATES AND DETERMINATIONS	45
36 ASSIGNMENT AND TRANSFER	45

THIS DEED is dated 2018
 BETWEEN:
(1)	THE ENTITIES LISTED IN SCHEDULE 10 (each a "Chargor" and collectively the "Chargors");
and
(2)
AUTO CASH FINANCING, INC. incorporated and registered in Delaware, United States of America and c/o Blackstreet Capital Holdings, LLC, 5425 Wisconsin Avenue, Suite 701, Chevy Chase, MD 20815 (the "Lender").

BACKGROUND:
Each Chargor enters into this Deed in connection with the Loan Note Instrument (as defined below).
IT IS AGREED as follows:
1	DEFINITIONS
In this Deed:
Account Bank	each bank, financial institution or other person with whom an Account is maintained;
Accounts
the account(s) the details of which are specified in Parts 1 and 2 of Schedule 2 (Account Details) and all other accounts held with any Account Bank at any time owned or operated by a Chargor as renumbered or redesignated from time to time, each replacement account or sub-account relating to any of them, all money from time to time standing to the credit of those accounts and all interest accruing in relation to them and the debt or debts represented thereby;

Administrator	any administrator appointed in respect of any Chargor whether by the Lender, a court or otherwise;
Agreement for Lease	means an agreement to grant an Occupational Lease for all or part of any Real Property;
Assigned Contracts	each of the contracts described in Schedule 3 (Contracts);
Authorisation	means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
Blocked Account(s)
the account(s) the details of which are specified in Part 1 of Schedule 2 (Account Details) and all other Accounts in respect of which a Chargor has granted an assignment pursuant to Clause 4.6 (Accounts);

Borrowed Money	means any Indebtedness of a Chargor for or in respect of:

(a) borrowing or raising money, including any premium and any capitalised interest on that money;
(b) any bond, note, loan stock, debenture, commercial paper or similar instrument;
(c) any acceptance credit facility or dematerialised equivalent or bill-discounting, note purchase or documentary credit facilities;
(d) monies raised by selling, assigning or discounting receivables or other financial assets on terms that recourse may be had to a Chargor in the event of non-payment of such receivables or financial assets when due;
(e) any deferred payments for assets or services acquired, other than trade credit that is given in the ordinary course of trade and which does not involve any deferred payment of any amount for more than 60 days;
(f) any rental or hire charges under any finance leases (whether for land, machinery, equipment or otherwise);
(g) any counter-indemnity obligation in respect of any guarantee, bond, standby letter of credit or other instrument issued by a third party in connection with a Chargor's performance of a contract;
(h) any other transaction that has the commercial effect of borrowing (including any forward sale or purchase agreement and any liabilities which are not shown as borrowed money on a Chargor's balance sheet because they are contingent, conditional or otherwise);
(i) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); and
(j) any guarantee, counter-indemnity or other assurance against financial loss that a Chargor has given for any Indebtedness of the type referred to in paragraphs (a) to (i) of this definition incurred by any person;

Borrower	means Cartesian, Inc., a corporation incorporated in Delaware, United States of America;
Business Day	means any day other than a Saturday, Sunday or any other day which is a legal holiday in London, England and Delaware, United States of America;
Chattels
all plant, machinery, vehicles, tools, computers, equipment, furniture and other chattels (excluding any for the time being forming part of a Chargor's stock in trade or work in progress) and any renewals or replacements of them together with the benefit of all warranties, guarantees, maintenance contracts, consents and licences relating to them;

Contracts
all present and future contracts and agreements entered into by a Chargor (including, but not limited to, the Assigned Contracts) and all guarantees, warranties and indemnities issued in relation to any Contract and any other contract designated in writing as a "Contract" by the Lender;

Delegate	means any delegate, agent, attorney or co-trustee appointed by the Lender and/or any Receiver (as appropriate);
Discharge Date	the date on which the Lender confirms in writing to each Chargor that all the Secured Liabilities have been irrevocably discharged in full and no further Secured Liabilities are capable of arising;
Dividends	all dividends and distributions of any kind, interest and any other income received or receivable by a Chargor in relation to any of the Shares;
Event of Default
[means each of the following events:
(a) [an Event of Default (as defined in the Loan Note Instrument];
(b) a failure by a Chargor to pay any sum payable by it under this Deed when due;
(c) a failure by a Chargor (other than a failure to pay) to comply with any provision of this Deed;
(d) any representation, warranty or statement made, repeated or deemed made by a Chargor in, or pursuant to, this Deed is (or proves to have been) incomplete, untrue, incorrect or misleading in any material respect when made, repeated or deemed made;
(e) a Chargor suspends or ceases to carry on (or

threatens to suspend or cease to carry on) all or a material part of its business;
(f) any Borrowed Money is not paid when due or within any originally applicable grace period;
(g) any Borrowed Money becomes due, or capable or being declared due and payable, prior to its stated maturity by reason of an event of default (howsoever described);
(h) any commitment for any Borrowed Money is cancelled or suspended by a creditor of a Chargor by reason of an event of default (howsoever described);
(i) any creditor of a Chargor becomes entitled to declare any Borrowed Money due and payable prior to its stated maturity by reason of an event of default (howsoever described);
(j) a Chargor stops or suspends payment of any of its debts or is unable to, or admits its inability to, pay its debts as they fall due;
(k) a Chargor commences negotiations, or enters into any composition, compromise, assignment or arrangement, with one or more of its creditors (excluding the Lender) with a view to rescheduling any of its Indebtedness (because of actual or anticipated financial difficulties);
(l) a moratorium is declared in respect of any Indebtedness of a Chargor;
(m) any action, proceedings, procedure or step is taken in relation to:
(i) the suspension of payments, a moratorium of any Indebtedness, winding up, dissolution, administration or reorganisation (using a voluntary arrangement, scheme of arrangement or otherwise) of a Chargor;
(ii) the composition, compromise, assignment or arrangement with any creditor of a Chargor; or
(iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of a Chargor or any of its assets;

(n) the value of a Chargor's assets is less than its liabilities (taking into account contingent and prospective liabilities);
(o) any event occurs in relation to a Chargor that is analogous to those set out in sub-paragraphs (b) to (n) (inclusive) above in any jurisdiction;
(p) control of a Chargor's goods is taken or a distress, attachment, execution, expropriation, sequestration or other analogous legal process in any jurisdiction is levied, enforced or sued out on, or against, the assets of a Chargor;
(q) any Security Interest on or over the assets of a Chargor becomes enforceable; or
(r) all or any part of any Finance Document becomes invalid, unlawful, unenforceable, terminated, disputed or ceases to be effective or to have full force and effect or it becomes unlawful for any party to a Finance Document (other than the Lender) to perform any obligation under a Finance Document;

Finance Document	means the Loan Note Instrument, this Deed and any other document designated as such in writing by the Lender from time to time;
Indebtedness	any obligation to pay or repay money, present or future, whether actual or contingent, sole or joint and any guarantee or indemnity of any of those obligations;
Insolvency Act	the Insolvency Act 1986;
Intellectual Property

(a) all present and future patents, trademarks, service marks, designs, business and trade names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests whether registered or unregistered; and

(b) the benefit of all applications, licences and rights to use the assets listed in paragraph (a) above;
Investments	the Shares and Dividends;
Lease	means:

Documents	(a) an Agreement for Lease; (b) an Occupational Lease; or (c) any other document designated as such by the Lender in writing;
Legal Mortgage
 a charge by way of legal mortgage granted by a Chargor in favour of the Lender and in the form of Schedule 5 (Form of Legal Mortgage) in respect of all or any part of the Real Property acquired by a Chargor after the date of this Deed;

Loan Note Instrument	means the term loan note instrument dated on or around the date of this Deed granted by the Borrower in favour of the Lender;
LPA	the Law of Property Act 1925;
Monetary Claims
 all book and other debts and monetary claims of any nature and however arising at any time owing to a Chargor or in which it has an interest and all proceeds of those debts and claims together with the benefit of all rights, securities and guarantees of any nature enjoyed or held by it in relation to the same;

Mortgaged Property	any freehold, leasehold or immovable property specified in Schedule 1 (Mortgaged Property) and any freehold, leasehold or immovable property specified in the schedule to any Legal Mortgage;
Obligor	means the Borrower and each of the Chargors;
Occupational Lease
 means any lease or licence or other right of occupation or right to receive rent to which any Real Property may at any time be subject and includes any guarantee of a tenant's obligations under the same;

Party	a party to this Deed;
Permitted Security	means the security listed in Schedule 12;
Planning Legislation
 any legislation regulating the development or use of land or the erection and demolition of buildings and other structures on such land and all orders, regulations and permissions made, issued or granted under such legislation;

Policies
(a) each of the insurance policies described in Schedule 4 (Insurance Policies);

(b) each other insurance policy taken out at any time by or on behalf of a Chargor or in respect of which it has an interest or a right to claim; and
(c) any other insurance policy designated as a "Policy" by the Lender;
Real Property
(a) the Mortgaged Property;
(b) any other freehold, leasehold or immovable property in which a Chargor has an interest (including, for the avoidance of doubt, an option to purchase any property); and

(c) any buildings, erections, fixtures, fittings (including trade fittings and machinery) and fixed plant and machinery from time to time situated on or forming part of the property listed in paragraphs (a) above and (b) above and includes all Related Rights;

Receiver	a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets;
Regulations	the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226);
Related Rights	as regards any Security Asset, all present and future:

(a) money and proceeds of any nature paid or payable in relation to that Security Asset, including sale proceeds and money paid by way of damages, award or judgment made in connection with that Security Asset;

(b) all rights and interests of any nature attaching to, deriving from or exercisable as a result of a Chargor's interest in or ownership or operation of that Security Asset; and
(c) all rights to make a demand or claim;
Relevant Currency	in relation to each of the Secured Liabilities, the currency in which it is from time to time denominated;
Rental Income
means the aggregate of all amounts paid or payable to or for the account of any Chargor in connection with the letting, licence or grant of other rights of use or occupation of any part of any Real Property;

Secured Liabilities	all present and future monies, obligations and liabilities (whether actual or contingent and whether owed jointly or severally as principal or surety or in any other capacity whatsoever) of each Obligor to any Secured Party under each Finance Document or otherwise together with all interest accruing in respect of any such monies, obligations and liabilities;
Secured Party	means the Lender, a Receiver or Delegate;
Security Interest	means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;
Security Assets	all of the rights, interests and assets which from time to time are, or are expressed to be, subject to the Security Interest created by or pursuant to this Deed;
Shares

(a) all shares, stocks, debentures, bonds, any form of loan capital, warrants, coupons, interests in collective investment schemes and all other securities and investments of any kind whatsoever (whether in certificated or uncertificated form) owned by a Chargor or in which it has an interest from time to time including (without limitation) the shares listed in Schedule 11;

(b) shares, stocks, debentures, bonds, any form of loan capital, warrants, coupons, securities, investments, money or other assets arising by way of conversion, exchange, substitution, rights issue, redemption, bonus, preference, option or otherwise in relation to any of the assets referred to in paragraph (a) above;

(c) rights to subscribe for, purchase or otherwise acquire any of the assets referred to in paragraph (a) above through options, warrants or otherwise; and
Tax
means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

2	CONSTRUCTION
2.1	Unless a contrary indication appears, a reference in this Deed to:
2.1.1
this Deed, a "Finance Document" or any other agreement or instrument is a reference to this Deed or that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

2.1.2
a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

2.1.3
a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

2.1.4	"Security Asset", "Accounts", "Chattels", "Contracts", "Intellectual Property", "Investments", "Lease Document", "Monetary Claims", "Policies" and "Real Property" includes:
(a)	any part of that asset;
(b)	any present and future assets of that type; and
(c)	all Related Rights relating to assets of that type;
2.1.5	"Secured Liabilities" is deemed to include a reference to any part of them;
2.1.6
the "Lender", a "Chargor", or any "Party" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Lender, any person for the time being appointed as Lender in accordance with the Finance Documents;

2.1.7	a provision of law is a reference to that provision as amended or re-enacted;
2.1.8	the singular is deemed to include the plural and vice versa; and
2.1.9	a time of day is a reference to London time.
2.2	The term "Lender" includes any subsidiary or group company or assignee of the Lender granting or continuing to grant facilities or accommodation to a Chargor.
2.3	"Receivers" are references to receivers of whatsoever nature including, without limitation, receivers, managers and administrative receivers.
2.4	"Administrators" are references to administrators appointed under the Insolvency Act and include administrators appointed under the out of court procedure under the Insolvency Act.
2.5	Clause and Schedule headings are for ease of reference only.
2.6	An Event of Default is "continuing" if it has not been waived.
2.7	Any undertaking given by a Chargor under this Deed remains in force until the Discharge Date and is given for the benefit of the Lender.
2.8
The terms of the other Finance Documents and of any agreement, instrument or side letters between any parties to the Finance Documents in relation to any Finance Document (as the case may be) are incorporated into this Deed to the extent required to ensure that any purported disposition or any agreement for the disposition of any freehold or leasehold property contained in this Deed is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

2.9	The absence of or incomplete details of any Security Asset in any Schedule does not affect the validity or enforceability of any Security Interest under this Deed.
2.10
Clauses 4.2 (Land) to 4.11 (Miscellaneous) shall be construed as creating a separate and distinct mortgage or fixed charge over each relevant asset within any particular class of assets defined under this Deed and the failure to create an effective mortgage or fixed charge (whether arising out of this Deed or any act or omission by any Party) on any one asset shall not affect the nature of any mortgage or fixed charge imposed on any other asset whether within that same class of assets or not.

2.11	It is intended that this Deed takes effect as a deed notwithstanding the fact that a Party may only execute this Deed under hand.
2.12
If the Lender considers that an amount paid to it under any Finance Document or in relation to any Secured Liability is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

3	UNDERTAKING TO PAY
Each Chargor covenants with the Lender, on demand, to pay, discharge and satisfy all the Secured Liabilities when due and to indemnify the Secured Parties against any losses, costs, charges, expenses and liabilities arising from any breach or failure to pay, discharge and satisfy the Secured Liabilities in accordance with their respective terms.
4	SECURITY
4.1	Nature of the Security
4.1.1	All the Security Interest created under this Deed:
(a)	is created in favour of the Lender;
(b)
is a continuing security for the payment, discharge and performance of all the Secured Liabilities except for any Secured Liabilities which, if secured by this Deed, would cause such Security Interest to be unlawful or prohibited by any applicable law; and

(c)	is granted with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.
4.1.2
If a Chargor assigns its rights under an agreement (or charges those rights by way of first fixed charge) under this Deed and that assignment or charge breaches a term of that agreement because a third party's consent has not been obtained:

(a)	that Chargor shall notify the Lender promptly;
(b)
until the consent is obtained, this Deed will secure all amounts of any nature which that Chargor may now or in future receive under or in connection with that agreement but rights under the agreement itself shall not be secured under this Deed.  Upon receipt of the relevant consent, the relevant rights under the agreement shall stand assigned or charged as the case may be, to the Lender under this Deed; and

(c)
unless the Lender otherwise requires, that Chargor shall use all reasonable endeavours to obtain the consent of the relevant party to rights under that agreement being secured in accordance with this Deed.

4.1.3	Each Chargor shall promptly supply the Lender with a copy of any consent obtained by it.
4.2	Land
Each Chargor charges:
4.2.1
by way of a first legal mortgage, all the Mortgaged Property owned by it and all rights under any licence or other agreement or document which gives each Chargor a right to occupy or use the Mortgaged Property owned by it; and

4.2.2
(to the extent that they are not the subject of a mortgage under paragraph 4.2.1 above) by way of first fixed charge, all the Real Property owned by it and all rights under any licence or other agreement or document which gives each Chargor a right to occupy or use Real Property owned by it.

4.3	Chattels
Each Chargor charges by way of a first fixed charge all the Chattels owned by it and its interest in any Chattels in its possession.
4.4	Rental Income
4.4.1
Each Chargor assigns absolutely, by way of security, subject to reassignment by the Lender in accordance with Clause 30 (Release of security), all its rights in respect of the Lease Documents and the Rental Income provided that if any of those rights are not effectively assigned by this Clause 4.4, this assignment shall instead operate as an assignment of all sums, of any nature, which each Chargor may derive from those rights.

4.4.2	To the extent that they are not effectively assigned under paragraph 4.4.1 above, each Chargor charges by way of first fixed charge all of its rights described in paragraph 4.4.1 above.
4.5	Investments
Each Chargor charges by way of a first fixed charge all the Shares and Dividends.
4.6	Accounts
4.6.1	Each Chargor assigns absolutely, by way of security, subject to reassignment by the Lender in accordance with Clause 30 (Release of Security), all its rights in respect of the Accounts.
4.6.2	To the extent that they are not effectively assigned under paragraph 4.6.1 above, each Chargor charges by way of first fixed charge all of its rights and interest in and to the Accounts.
4.7	Monetary Claims
Each Chargor charges by way of a first fixed charge all the Monetary Claims.

4.8	Contracts
4.8.1	Each Chargor assigns absolutely, by way of security, subject to reassignment by the Lender in accordance with Clause 30 (Release of Security), all its rights in respect of:
(a)	the Contracts;
(b)	any letter of credit issued in its favour; and
(c)	any bill of exchange or other negotiable instrument held by it.
4.8.2
To the extent that any Contract is not capable of assignment without infringing any provision of such Contract but is capable of being charged, the relevant Chargor charges by way of fixed charge all of its rights and interest in such Contract.

4.8.3
To the extent that any contract is not capable of assignment or charge without infringing any provision of such Contract, the relevant Chargor charges by way of fixed charge the proceeds of any Related Rights in respect of such Contract.

4.9	Insurances
4.9.1
Each Chargor assigns absolutely, by way of security, subject to reassignment by the Lender in accordance with Clause 30 (Release of Security), all amounts payable to it under or in connection with the Policies and all of its rights in connection with those amounts.

4.9.2
To the extent that they are not effectively assigned under paragraph 4.9.1 above, each Chargor charges by way of a first fixed charge the relevant amounts and rights described in paragraph 4.9.1 above.

4.10	Intellectual Property
Each Chargor charges by way of first fixed charge all its rights in its Intellectual Property.
4.11	Miscellaneous
Each Chargor charges by way of first fixed charge:
4.11.1	any beneficial interest, claim or entitlement it has in any pension fund;
4.11.2	any and all Related Rights;
4.11.3	all rights to recover any Taxes on any supplies made to it relating to any Security Asset and any sums so recovered;
4.11.4	its goodwill and uncalled capital; and
4.11.5
the benefit of any Authorisation (statutory or otherwise) held in connection with its use of any Security Asset and the right to recover and receive compensation or any other sum payable in relation to any Authorisation.

4.12	Floating charge
4.12.1
Each Chargor charges by way of a first floating charge all of its assets whatsoever and wheresoever not at any time otherwise effectively mortgaged, charged or assigned by way of mortgage, fixed charge or assignment under this Clause 4.

4.12.2
Paragraph 14 of Schedule B1 to the Insolvency Act applies to the floating charge created pursuant to paragraph 4.12.1 which is a "qualifying floating charge" for the purpose of paragraph 14(1) of Schedule B1 of the Insolvency Act.

4.13	Crystallisation
4.13.1
The Lender may at any time by notice in writing to either Chargor (as applicable) convert any floating charge created by that Chargor pursuant to Clause 4.12 (Floating charge) above into a fixed charge with immediate effect as regards any property or assets specified in the notice if:

(a)	the Security Interest constituted by this Deed has become enforceable in accordance with Clause 18 (Enforcement of Security); or
(b)	the Lender considers any Security Asset to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process or otherwise to be in jeopardy; or
(c)	the Lender reasonably considers that it is necessary in order to protect the priority of its Security Interest.
4.13.2
Notwithstanding paragraph 4.13.1 above and without prejudice to any rule of law which may have a similar effect, the floating charge created by Clause 4.12 (Floating charge) will automatically and immediately (without notice) convert into a fixed charge over all of each Chargor's assets if:

(a)	except for the Permitted Security, any Chargor creates or attempts to create any Security Interest over any of the Security Assets;
(b)	any person levies or attempts to levy any distress, execution or other process against any of the Security Assets;
(c)
a receiver or administrator is appointed in respect of any Chargor or a person entitled to appoint an administrator in respect of any Chargor gives notice of its intention to do so or files a notice of appointment with a court; or

(d)
any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, winding up, dissolution or re-organisation of any Chargor other than a winding up petition which is stayed within 14 days of commencement.

4.13.3	Notwithstanding any other provision of this Deed, the floating charge created by Clause 4.12 (Floating charge) may not be converted into a fixed charge solely by reason of:
(a)	the obtaining of a moratorium; or
(b)	anything done with a view to obtaining a moratorium,

as a preliminary to a creditors voluntary arrangement by an eligible company (as determined under Schedule A1 of the Insolvency Act) under the Insolvency Act.
5	NEGATIVE UNDERTAKINGS
5.1	Negative Pledge
Save for the Permitted Security, no Chargor shall create or permit to subsist any Security Interest over any Security Asset.
5.2	Disposals
No Chargor shall enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, transfer, lease or otherwise dispose or purport or agree to dispose of any of the Security Assets.
6	GENERAL REPRESENTATIONS AND WARRANTIES
The representations and warranties set out in this clause are made by each Chargor to the Lender on the dates set out in clause 6.14.
6.1	Each Chargor has been duly incorporated and registered as a company with limited liability under the laws of England and Wales and validly exists under the laws of England and Wales.
6.2	Subject to the Permitted Security, each Chargor is the sole, absolute, legal and beneficial owner of the Security Assets.
6.3	Subject to the Permitted Security, no person save for it has any right or interest of any sort whatsoever in or to the Security Assets.
6.4	No Chargor is aware of any adverse claim by any person in respect of the Security Assets or any interest in them.
6.5	There are no covenants, agreements, reservations, conditions, interests, rights or other matters whatsoever that materially and adversely affect the Security Assets.
6.6	There is no breach of any law or regulation which materially and adversely affects the Security Assets.
6.7	The obligations expressed to be assumed by each Chargor in this Deed are legal, valid, binding and enforceable obligations.
6.8	The entry into and performance of each Chargor's obligations and liabilities under this Deed will not:
6.8.1	contravene any law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;
6.8.2
conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other Authorisation to which it is subject or by which it or any of its property is bound; or

6.8.3	contravene or conflict with any provision of its constitutional documents.

6.9	Each Chargor has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of, this Deed and the transactions contemplated by this Deed.
6.10
All Authorisations required to enable each Chargor lawfully to enter into, exercise its rights and comply with its obligations in this Deed have been obtained or effected and are in full force and effect.

6.11
No material litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or threatened against a Chargor (including but not limited to any winding-up proceedings or other insolvency procedure).

6.12
Subject to the Permitted Security, the Security Interest constituted by this Deed constitutes a first priority security interest of the type described over the assets referred to in this Deed and the Security Assets are not subject to any prior or pari passu Security.

6.13	Save for the Permitted Security, no Chargor has created or purported to create nor permitted to subsist any Security Interest (other than in favour of the Lender) on or over any Security Asset.
6.14
The representations and warranties set out in this Deed are made on the date of this Deed and each representation and warranty is deemed to be repeated by each Chargor on each day until the Discharge Date by reference to the circumstances existing at the time of repetition.

7	REAL PROPERTY
7.1	Acquisitions
7.1.1	If any Chargor acquires any freehold, leasehold or commonhold property after the date of this Deed it shall:
(a)	notify the Lender immediately;
(b)	immediately on request by the Lender and at the cost of the Chargors, execute and deliver to the Lender a Legal Mortgage in favour of the Lender (as trustee for the Secured Parties) of that property;
(c)	deposit with the Lender all deeds and documents of title and all local land charges, land charge and Land Registry search certificates and similar documents received by it or on its behalf;
(d)	if the title to that freehold, leasehold or commonhold property is registered at the Land Registry or required to be so registered, give the Land Registry written notice of the Legal Mortgage; and
(e)	if applicable, ensure that details of the Legal Mortgage are correctly noted in the Register of Title against that title at the Land Registry.
7.2
If the consent of the landlord in whom the reversion of a lease is vested is required for a Chargor to execute a Legal Mortgage over it, that Chargor will not be required to perform that obligation unless and until it has obtained the landlord's consent.  The relevant Chargor shall immediately request the relevant landlord's consent and shall use all reasonable endeavours to obtain that consent within 7 Business Days of making the request.

7.3	Notices
Each Chargor shall:
7.3.1
promptly give to the Lender full particulars with respect to (and, if requested by the Lender, a copy of) any notice, order, directive, designation, resolution or proposal which applies to any of its Real Property or to the area in which it is situate and which is issued:

(a)	by any planning authority or other public body or authority under or by virtue of any Planning Legislation;
(b)	pursuant to any law or regulation relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants;
(c)	pursuant to section 146 of the LPA; or
(d)	pursuant to some other power conferred by law;
7.3.2
without delay and its own cost, make such objections or representations (or join with the Lender in making such objections or representations) against or in respect of any such notice, order, directive, designation, resolution or proposal as the Lender may direct; and

7.3.3	take all steps necessary to comply with each such notice, order, directive, designation, resolution or proposal.
7.4	Deposit of title deeds
Each Chargor shall immediately deposit with the Lender all deeds and documents of title relating to its Real Property and all local land charges, land charge and Land Registry certificates and similar documents received by it or on its behalf.
7.5	Compliance
Each Chargor shall comply with:
7.5.1	all laws for the time being in force; and
7.5.2	all notices, orders, directives, licences, consents and assurances given or made under any law or regulation by any person, in each case, insofar as the same relate to its Real Property or the occupation and use of its Real Property.
7.6	Investigation of title
Each Chargor shall grant the Lender or its lawyers on request all facilities within the power of each Chargor to enable the Lender or its lawyers (at the expense of the Chargors) to:
7.6.1	carry out investigations of title in relation to its Real Property; and
7.6.2	make such enquiries in relation to any part of its Real Property as a prudent mortgagee might carry out.

7.7	Compensation payments
Subject to the rights and claims of any person having prior rights to such compensation, all monies payable to a Chargor by way of compensation, whether under Section 25 of the Law of Property Act 1969 or under the Landlord and Tenant Acts 1927 to 1954 or otherwise, shall be paid to the Lender (who shall be entitled to give good receipt for such monies) and applied in accordance with Clause 21.1 (Order of application) as though they were the proceeds of the enforcement of the Security Interest constituted by this Deed, and any monies that may be received by a Chargor shall, pending such payment, be held on trust for the Lender.
7.8	Power to remedy
If any Chargor fails to comply with any of the undertakings contained in this Clause 7, each Chargor shall allow the Lender or its agents and contractors:
7.8.1	to enter any part of its Real Property;
7.8.2	to comply with or object to any notice served on that Chargor in respect of its Real Property; and
7.8.3	to take any action as the Lender may consider necessary to prevent or remedy the relevant breach or to comply with or object to any such notice.
The Chargors shall immediately on request by the Lender pay the documented costs and expenses of the Lender and its agents and contractors incurred in connection with any action taken under this sub-clause.
8	INVESTMENTS
8.1	Deposit of title documents
Each Chargor undertakes to deposit with the Lender or the Lender's nominee:
8.1.1	on or before execution of this Deed, all share certificates or other documents of title relating to the Shares;
8.1.2	immediately upon its acquisition of any Investment, all share certificates and other documents of title or evidence of ownership relating to that Investment;
8.1.3
promptly upon the accrual, offer or issue of any stocks, shares, warrants or other securities in respect of or derived from the Investments, all share certificates and other documents of title or evidence of ownership relating to each of such items; and

8.1.4
together with stock transfer forms (or other appropriate transfer instruments) signed by the relevant Chargor (or its nominee, where appropriate) as transferor but with details of the transferee, date and consideration left blank, on the basis that the Lender may hold all those certificates, forms and documents until the discharge date so that the Lender may, at any time after the Security Interest created by this Deed has become enforceable in accordance with its terms and without notice to the relevant Chargor, complete and present those stock transfer forms and any other documents to the issuers of the Security Assets for registration.

8.2	Completion of transfers
The Lender is entitled at any time after an Event of Default has occurred to complete the stock transfer forms (or other transfer instruments) on behalf of the relevant Chargor in favour of the Lender or its nominee, using the power of attorney contained in Clause 24 (Power of attorney) or otherwise.
8.3	Voting and Dividends
8.3.1	Voting and other rights prior to an Event of Default
Prior to the occurrence of an Event of Default:
(a)	subject to paragraph 8.3.2 below, each Chargor is entitled to exercise or direct the exercise of the voting and other rights attached to any Investment as it sees fit provided that:
(i)	it does so for a purpose not inconsistent with its obligations under any Finance Document; and
(ii)	the exercise or failure to exercise those rights does not have an material adverse effect on the value of the Investments and does not otherwise prejudice the Lender's interests under this Deed; and
(b)	each Chargor is entitled to receive and retain all Dividends.
8.3.2	Voting and other rights following an Event of Default
After an Event of Default has occurred:
(a)
the Lender will be entitled to exercise or direct the exercise (or refrain from exercising or refrain from directing the exercise) of the voting and other rights attached to any Investment as it sees fit in its absolute discretion;

(b)
each Chargor shall comply, or procure compliance with, any directions of the Lender in relation to the exercise of those rights and shall promptly execute and deliver to the Lender all forms of proxy as the Lender may require in connection with the exercise of those rights; and

(c)
all Dividends shall be paid or transferred to the Lender (or to its order) and any Dividends received by any Chargor shall be held by that Chargor on trust for the Lender and immediately paid by it to the Lender or to any nominee designated by the Lender.  The Lender will be entitled to apply those Dividends in such manner as it sees fit.

8.3.3	At any time:
(a)
the Lender may, in its absolute discretion, and without any consent or authority from the Chargors (but providing each Chargor with notice of any such election) elect to give up the right to exercise (or refrain from exercising) all voting rights in respect of the Investments conferred or to be conferred on the Lender pursuant to paragraph 8.3.2(a) above, provided that the Chargors shall compensate or otherwise make the Lender good in respect of any loss or shortfall it may suffer good as a consequence of such election;

(b)
once a notice has been issued by the Lender under paragraph 8.3.3(a) above, on and from the date of such notice, the Lender shall cease to have the rights to exercise or refrain from exercising voting rights in respect of the Investments conferred or to be conferred on it pursuant to paragraph 8.3.2(a) above or any other provision of this Deed and all such rights shall be exercisable by the relevant Chargor.  The relevant Chargor shall be entitled on and from the date of such notice to exercise all voting rights in respect of the Investments subject only to the proviso contained in paragraph 8.3.1(a) above.

8.4	Limited obligations of the Lender
At any time when any Investments are registered in the name of the Lender or its nominee, the Lender shall have no duty:
8.4.1	to make any payment or to ensure that any dividends, distributions, interest or other monies payable in respect of those Investments are duly and promptly paid or received by it or its nominee;
8.4.2	to verify that the amounts referred to in Clause 8.4.1 are the correct amounts paid or received;
8.4.3
to take any action in connection with the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of interest, dividend, redemption, bonus rights, preference, option, warrant or otherwise on, or in respect of, or in substitution for, those Investments;

8.4.4	to perform any obligation of a Chargor in relation to those Investments; or
8.4.5	to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Deed.
8.5	Nominee shareholders
If any Investment is not held in a Chargor's name (other than as a result of the operation of this Deed) the relevant Chargor shall procure the prompt delivery to the Lender of an irrevocable power of attorney, expressed to be given by way of security and executed as a deed, by the person in whose name that Investment is held.  That power of attorney shall appoint the Lender and every Receiver as the attorney of the holder in relation to that Investment and shall be in a form approved by the Lender.
8.6	Acquisition of Shares
No Chargor shall:
8.6.1	acquire or enter into any agreement to acquire, any Shares; or
8.6.2	permit the declaration of or payment of any Dividend.
8.7	Circulars
Each Chargor shall within 3 Business Days of receipt deliver to the Lender a copy of every circular, notice, report set of documents received by it or its nominee in connection with the Investments.

8.8	Calls
Each Chargor shall pay all calls and other payments due in relation to the Investments.  If any Chargor fails to do so, the Lender may pay those calls or other payments on that Chargor's behalf and the Chargors shall immediately on demand reimburse the Lender for any such payment.
8.9	Alteration to rights
No Chargor shall vary or agree to any variation in voting rights attaching to the Shares and shall not cause or permit any of the Shares to be consolidated, sub-divided or converted.
8.10	Other obligations in respect of Shares
8.10.1
Each Chargor shall comply with all requests for information relating to any Shares which is within its actual or imputed knowledge and with which it is required to comply by its articles of association or by any law (including sections 793 and 820 to 825 of the Companies Act 2006).

8.10.2	Each Chargor shall promptly supply a copy to the Lender of any information referred to in Clause 8.10.1.
8.10.3	Each Chargor shall comply with all other conditions and obligations assumed by it in respect of any Share.
9	CHATTELS
9.1	Maintenance
Each Chargor shall:
9.1.1	keep all its Chattels in good repair, working order and condition;
9.1.2	give the Lender such information concerning the location, condition, use and operation of its Chattels as the Lender may reasonably require;
9.1.3
permit any persons designated by the Lender to inspect and examine the Chattels and the records relating to the Chattels at all reasonable times provided prior notice is given to the relevant Chargor; and

9.1.4	not permit any Chattels to be:
(a)	used or handled other than by properly qualified and trained persons; or
(b)	overloaded or used for any purpose for which it is not designed or reasonably suitable.
9.2	Notice of Charge
Each Chargor shall take any action which the Lender may reasonably require to evidence the interest of the Lender in its Chattels; this includes a fixed nameplate on its Chattels in a prominent position stating that:
9.2.1	the Chattel is charged in favour of the Lender; and
9.2.2	the Chattel must not be disposed of without the prior consent of the Lender.

10	ACCOUNTS
10.1	Undertakings
10.1.1	Each Chargor shall:
(a)	not open or maintain any account other than the Accounts;
(b)
except as regards any account maintained with the Lender, deliver to the Lender details of each Account maintained by it promptly upon any redesignation or change in account details affecting any Account;

(c)	promptly upon request by the Lender, supply it with copies of all mandate letters, bank statements and other agreements relating to the Accounts; and
(d)	not permit or agree to any variation of the terms and conditions relating to any Account or close any Accounts without the prior written consent of the Lender.
10.2	Operation of the Blocked Accounts
No Chargor may, at any time, withdraw or transfer any sums from a Blocked Account.
10.3	Operation of the Accounts other than the Blocked Accounts
10.3.1
Prior to the occurrence of an Event of Default that is continuing each Chargor shall, in the case of any Account that is not a Blocked Account, be entitled to withdraw or transfer any sum standing to the credit of such Account.

10.3.2	After the occurrence of an Event of Default that is continuing, no Chargor shall be entitled to make any withdrawals or transfers from any Account without the Lender's prior written consent.
10.4	Time deposits
Without prejudice to any right of set off any Secured Party may have under any other Finance Document or otherwise, if the balance of any Account constitutes a time deposit then, subject to any contrary instructions from the Lender, that time deposit shall be successively redeposited for such periods and on such terms as may from time to time be agreed between the Lender and each Chargor in writing (failing which agreement, for such periods and on such terms as the Lender may in its discretion decide).
11	MONETARY CLAIMS
11.1	Collecting Monetary Claims
Each Chargor shall promptly get in and realise all Monetary Claims and immediately pay the proceeds of such Monetary Claims into a Blocked Account or to such account as the Lender may otherwise direct in writing and pending that payment will hold those proceeds on trust for the Lender.

11.2	Dealing with Monetary Claims
No Chargor shall, without the prior written consent of the Lender, assign, factor, discount, release, waive, compound or otherwise deal with any of the Monetary Claims or vary any term relating to a Monetary Claim.
11.3	Assignment
Each Chargor shall, at the Lender's request, execute a legal assignment of its Monetary Claims in favour of the Lender on such terms as the Lender may require and will sign and deliver written notice of that assignment, in a form acceptable to the Lender, to each debtor which owes or may owe a Monetary Claim and will use all reasonable endeavours to procure that the notice is duly acknowledged by the debtors concerned in accordance with the terms of that assignment and that, following the date of such notice, each such debtor pays such Monetary Claims to the Lender in accordance with the terms of the notice.
12	CONTRACTS
12.1	Contracts - representations and warranties
Each Chargor represents and warrants to the Lender on each day up to the Discharge Date, that:
12.1.1	each Contract to which it is a party is in full force and effect and constitutes its legal, valid, binding and enforceable obligations;
12.1.2
its execution and performance of the Contracts to which it is a party does not conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding on it or constitute a default or termination event (however described) under any such agreement or instrument;

12.1.3	it is not in default, nor, so far as it is aware, is any counterparty to a Contract in default, under the Contracts to which it is a party;
12.1.4	all payments due to it from any party under the Contracts to which it is a party can be made without withholding or deduction on account of Tax;
12.1.5	all payments to it by any other party to any of the Contracts to which it is a party are not subject to any right of set off or similar right; and
12.1.6	there is no prohibition on assignment in the Contracts to which it is a party.
12.2	Undertaking
12.2.1	No Chargor shall without the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed):
(a)
amend, supplement or waive or agree to the amendment, supplement or waiver of any term of any Contract to which it is a party or terminate such Contract or allow such Contract to lapse (other than where a Contract expires in accordance with its terms and not by reason of default) and shall not do or permit anything to be done which may impair the enforceability of any term of any such Contract; or

(b)	take any action which might jeopardise the existence or enforceability of any Contract to which it is a party.
12.2.2	Each Chargor shall:
(a)	promptly perform all its obligations under each Contract to which it is a party;
(b)	diligently enforce its rights under each Contract to which it is a party;
(c)
inform the Lender immediately if it serves any notice of default, or commences any legal proceeding, or receives any notice of default or of the initiation of any legal proceeding in relation to any Contract to which it is a party; and

(d)
supply the Lender with (i) a copy of each Contract to which it is a party, certified as being true and correct by a director of it and (ii) any other information and copies of any other documents relating to each Contracts to which it is a party which the Lender, or any Receiver, requests.

12.3	Obligations
Notwithstanding the operation of Clause 4.8 (Contracts), each Chargor is and shall remain liable under any Contract to which it is a party to perform all its obligations under that Contract and no Secured Party shall be, or be deemed to be, under any obligation or liability under or in connection with such Contract by reason of this Deed or the exercise by any Secured Party of any rights, powers or remedies under this Deed.
13	INSURANCES
13.1	Insurances - representations and warranties
Each Chargor represents and warrants to the Lender on each day up to the Discharge Date that:
13.1.1
each Policy is in full force and effect and on risk, all premiums payable in relation to the Policies have been paid when due and payable, there are no grounds on which any Policy may be declared void or voidable in whole or in part; and

13.1.2	its entry into the Policies does not conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding on it.
13.2	Preservation and enforcement of rights
Each Chargor shall:
13.2.1
maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.  All such insurances must be maintained with a reputable independent insurance company or underwriter;

13.2.2
perform all its obligations, pay all premiums and other monies payable and diligently enforce all its rights under the Policies and take all action necessary to keep the Policies in full force and effect and otherwise preserve its rights under the Policies (including by way of legal or arbitration proceedings);

13.2.3
inform the Lender immediately if it commences any legal proceeding, or receives notice of the initiation of any legal proceeding, in relation to any Policy or if it becomes aware of any Policy becoming void or voidable in whole or in part;

13.2.4	supply the Lender with:
(a)	a copy of each Policy and of each certificate of insurance and cover note relating to each Policy, certified as being true and correct copies by a director of the relevant Chargor; and
(b)	any other information and copies of any other documents relating to the Policies which the Lender, or any Receiver, requests; and
13.2.5
if required by the Lender following the occurrence of an Event of Default use its best efforts to cause each insurance policy or policies relating to the Security Assets other than any Policy which has been the subject of a notice of assignment pursuant to Clause 16.4 (Insurance) to contain (in form and substance reasonably satisfactory to the Lender) an endorsement naming the Lender as sole loss payee in respect of all claims.

13.3	Amendments and waivers
No Chargor shall, without the Lender's prior written consent (such consent not to be unreasonably withheld or delayed), amend, supplement or waive or agree to the amendment, supplement or waiver of any material term of any Policy or terminate any Policy or allow any Policy to lapse (other than where a Policy expires in accordance with its terms and not by reason of default).
13.4	Default interest
If any Chargor defaults in complying with Clause 13.2 (Preservation and enforcement of rights), any Secured Party may effect or renew any such insurance on such terms, in such name(s) and in such amounts as it reasonably considers appropriate, and all monies expended by the Secured Parties in doing so shall be reimbursed by the Chargors to the relevant Secured Parties on demand and shall carry interest from the date of payment by the Secured Parties until reimbursed as the rate of fifteen per cent. per annum.
13.5	Insurance proceeds held on trust
All monies received under any Policies relating to the Security Assets shall (subject to the rights and claims of any person having prior rights to such monies), be deposited into such account notified to the Chargors to the Lender.
14	INTELLECTUAL PROPERTY
14.1	Intellectual Property - representations and warranties
Each Chargor represents and warrants to the Lender on each date up until the Discharge Date that it:
14.1.1
is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all of the Intellectual Property which is required by it in order to carry on its business as it is being conducted and has taken all formal and procedural actions

(including but not limited to payment of fees) required to maintain such Intellectual Property; and
14.1.2	does not, in carrying on its business, infringe any Intellectual Property of any third party in any material respect.

14.2	Intellectual Property – positive undertakings
Each Chargor shall:
14.2.1	do all such acts and things as are necessary or desirable to preserve and maintain the existence and validity of its Intellectual Property;
14.2.2
use all reasonable endeavours to prevent any theft, loss, destructions, infringement, unauthorised access, copying and use of its Intellectual Property and immediately after becoming aware of any such action, inform the Lender of such action and (at its own cost and without prejudice to any other steps it may consider appropriate in the circumstances) take such steps as the Lender may from time to time direct; and

14.2.3
make registrations and pay all registration fees and taxes necessary to maintain its Intellectual Property in full force and effect and record its interest in that Intellectual Property and produce to the Lender on demand receipts or other evidence that the same have been paid.

14.3	Intellectual Property – negative undertakings
No Chargor shall:
14.3.1	abandon, cancel or allow any of its Intellectual Property to become void, lapse or to become vulnerable to attack, whether for non-use or otherwise;
14.3.2
apply to amend the specification or drawing of any of the letters patent or registered trade or service marks forming part of its Intellectual Property or enter any conditions, restrictions or disclaimers in relation to any of its registered Intellectual Property; or

14.3.3
use or permit its Intellectual Property to be used in a way, or take any step or omit to take any step in respect of its Intellectual Property, which may materially and adversely affect the existence or value of the Intellectual Property or impair its right to use such property; and

14.3.4	discontinue the use of the Intellectual Property.
14.4	Preservation/protection
Each Chargor must promptly, if requested to do so by the Lender, sign or procure the signature of, and comply with all instructions of the Lender in respect of, any document required to make entries in any public register of Intellectual Property (including the United Kingdom Trade Marks Register) which either record the existence of this Deed or the restrictions imposed by this Deed.

15	THE LAND REGISTRY
15.1	Each Chargor consents to an application being made to the Land Registry to enter the following restriction on the Register of Title relating to any Real Property registered at the Land Registry:
"No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction is to be registered without a written consent signed by the proprietor for the time being of the charge dated [          ] in favour of Auto Cash Financing, Inc.   referred to in the charges register or [conveyancer] or [specify appropriate details]".
15.2
Each Chargor consents to an application being made to the Land Registry for a notice in the following terms to be entered on the Register of Title relating to any Real Property registered at the Land Registry:

"The lender under a loan note instrument dated [          ] is under an obligation (subject to the terms of that loan note instrument) to make further advances and the debenture referred to in the charges register dated [          ] in favour of Auto Cash Financing, Inc.   secures those further advances."
15.3
No Chargor shall allow any person other than itself to be registered under the Land Registration Act 2002 as proprietor of any of the Real Property and will not, as regards any Real Property, create or permit to arise any overriding interest within the meaning of the Land Registration Act 2002 or the Land Registration Rules 2003 and more particularly set out in Schedule 1 or Schedule 3 of the Land Registration Act 2002.

15.4	No Chargor shall permit any person to become entitled to any proprietary right or interest which might affect the value of any Real Property.
15.5
Each Chargor shall promptly make all applications to and filings with the Land Registry which are necessary or desirable under the Land Registration Rules 2003 to protect the Security Interest created by or pursuant to this Deed.

15.6
Each Chargor authorises the Lender and/or any solicitors or other agent acting on behalf of the Lender to complete, execute and deliver on the relevant Chargor's behalf (but at the cost of the Chargors) to the Land Registry any form, document or other information requested by the Land Registry with regard to the applications referred to in this Clause 15.

16	NOTICES OF ASSIGNMENT AND CHARGE
16.1	Rental Income
16.1.1
Each Chargor shall upon execution of this Deed (or, if later, the date on which a lease is designated as an Occupational Lease) give notice substantially in the form of Part 1 of Schedule 6 (Form of Notice to Tenant) addressed to each tenant to such Occupational Lease confirming that the relevant Chargor has assigned all its right, title and interest in the Rental Income and other monies payable under that Occupational Lease.

16.1.2
The relevant Chargor shall use reasonable endeavours to procure that the recipient of each such notice acknowledges that notice in substantially the form specified in Part 2 of Schedule 6 (Form of Acknowledgement from Tenant) within 7 Business Days of that notice being given.

16.2	Accounts
16.2.1	Each Chargor shall serve a notice of charge in the form of Part 1 of Schedule 7 (Form of Notice to Account Bank) on each Account Bank with whom a Blocked Account is held immediately:
(a)	upon execution of this Deed; and
(b)	upon opening any Blocked Account after the date of this Deed.
16.2.2
Each Chargor shall serve a notice of charge in the form of Part 3 of Schedule 7 (Form of Notice to Account Bank) on each Account Bank with whom an Account (other than a Blocked Account) is held immediately:

(a)	upon execution of this Deed; and
(b)	upon opening any Account (other than a Blocked Account) after the date of this Deed.
16.2.3
Each Chargor shall use reasonable endeavours to procure that each Account Bank acknowledges any notice by signing and returning to the Lender a letter of acknowledgement substantially in the form of Part 2 of Schedule 7 (Form of Acknowledgement from Account Bank) or Part 4 of Schedule 7 (Form of Acknowledgement from Account Bank – other than a Blocked Account) (as appropriate) within 7  Business Days of the date of such notice.  Any instructions contained in a notice of charge sent by a Chargor pursuant to this Clause may not be revoked or amended without the Lender's prior written consent.

16.3	Contracts
16.3.1
Each Chargor shall immediately upon execution of this Deed (or, if later, the date upon a document being designated as a Contract for the purposes of this Deed) serve a notice, substantially in the form of Part 1 of Schedule 8 (Form of Notice to Counterparty), on each counterparty to each such Contract to which it is a party.

16.3.2
Each Chargor shall use reasonable endeavours to procure that each such counterparty acknowledges that notice by signing and returning to the Lender a notice substantially in the form of Part 2 of Schedule 8 (Form of Acknowledgement from Counterparty) within 7 Business Days of the date of this Deed or, if later, the date of the relevant Contract.  Any instructions contained in a notice sent to a counterparty pursuant to this Clause may not be revoked or amended without the Lender's prior written consent.

16.4	Insurance
16.4.1
Each Chargor shall immediately upon execution of this Deed (or, if later, the date on which an insurance policy is designated as a "Policy" for the purposes of this Deed) serve a notice, substantially in the form of Part 1 of Schedule 9 (Form of Notice and Acknowledgement for Insurer), on each other party to each Policy.

16.4.2
Each Chargor shall use reasonable endeavours to procure that each such party acknowledges that notice by signing and returning to the Lender a letter of undertaking substantially in the form of Part 2 of Schedule 9 (Form of Acknowledgement from Insurer) within 7 Business Days of the date of this Deed or, if later, the date of entry into the relevant Policy.  Any instructions contained in any notice sent by a Chargor pursuant to this Clause may not be revoked or amended without the Lender's prior written consent.

17	POWERS, PROTECTION AND DISCRETIONS OF THE LENDER
17.1	Rights and powers etc
All the rights, powers, authorities and discretions which are expressly or impliedly conferred by this Deed on a Receiver may, after the Security Interest constituted by this Deed has become enforceable, be exercised by the Lender in respect of the Security Assets whether or not a Receiver has been or is later appointed.
17.2	Protections
All the protections and immunities which this Deed provides for a Receiver shall be available to the Lender when the Lender is exercising the rights, powers, authorities and discretions conferred on the Lender by this Deed.
17.3	Curing of breaches and covenants
If any Chargor fails to comply with any provision of this Deed, then each Chargor shall allow and hereby authorises the Lender or its nominee to do all such acts and things and take such action on behalf of any Chargor as may be necessary to secure compliance with that provision without becoming liable as a mortgagee in possession.
17.4	Indemnity
Each Chargor shall indemnify the Lender against all losses, costs, charges and expenses incurred by the Lender as a result of the failure by any Chargor to comply with any provision of this Deed and in connection with the exercise by the Lender or its nominee of their respective rights contained in Clause 17.3 (Curing of breaches and covenants).
17.5	Expenses so incurred
All monies expended and all costs incurred by the Lender or its nominee in carrying out any of their respective powers and discretions referred to in Clause 17.3 (Curing of breaches and covenants) shall be considered to have been properly incurred by the Lender or its nominee, shall be secured by this Security Interest and shall be payable on demand by the Chargors to the Lender.
18	ENFORCEMENT OF SECURITY
18.1	Timing
The Security Interest created by this Deed will be immediately enforceable at any time after the occurrence of:
18.1.1	an Event of Default which is continuing; or
18.1.2	a request being made by a Chargor to the Lender that it exercise any of its powers under this Deed.

18.2	Enforcement
After the Security Interest constituted by this Deed has become enforceable, the Lender may, without notice to the Chargors or prior authorisation from any court, in its absolute discretion:
18.2.1	enforce all or any part of that Security Interest (at any time and in any manner it sees fit);
18.2.2	appoint a Receiver to all or any part of the Security Assets;
18.2.3	appoint one or more persons as an Administrator of any Chargor in accordance with Schedule B1 of the Insolvency Act;
18.2.4
take possession of and hold or dispose of all or any part of the Security Assets including, without limitation, all of the powers conferred on a mortgagee under the LPA (as varied or extended by this Deed) or any of the powers conferred on a holder of a qualifying floating charge holder (as defined in the Insolvency Act);

18.2.5	secure and perfect its title to all or any part of a Security Asset and / or transfer any asset into the name of its nominee;
18.2.6	exercise in relation to any Security Asset all the powers, authorities and things which it would be capable of exercising if it were the absolute legal and beneficial owner of that Security Asset;
18.2.7
whether or not it has appointed a Receiver, exercise all or any of the rights, powers, authorisations and discretions conferred by the LPA (as varied and extended by this Deed) on mortgagees, by this Deed on any Receiver, or conferred by the Insolvency Act or any other law on mortgagees and Receivers;

18.2.8	subject to paragraph 4.13.3, by written notice to the Chargors convert the floating charge created by Clause 4.12 (Floating Charge) into a fixed charge as regards any assets specified in that notice;
18.2.9
exercise the statutory power of sale and any other powers conferred by section 101 of the LPA and the statutory powers of leasing as amended and varied in the forgoing clauses and all other statutory powers in respect of the whole or any part of the Security Assets;

18.2.10	exercise all its rights, powers and remedies as assignee of the Accounts or any contracts and/or agreements and, in particular, the right to:
(a)	demand and receive any interest or other monies payable in respect of any credit balance on any Account or any relevant contract or agreement; and
(b)
withdraw sums standing to the credit of any Account (or, by notice to the bank with whom such Account is maintained, block the withdrawal of any such sums) and otherwise exercise all rights in relation to the Accounts as the relevant Chargor may exercise (or, but for this Deed) might exercise; and

(c)	apply, transfer or set-off any or all of the balances from time to time standing to the credit of the Accounts in or towards the payment or other satisfaction of all or part of the Secured Liabilities then due but unpaid in accordance with Clause 21.1 (Order of application).
18.3	Statutory powers
18.3.1	For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.
18.3.2
The statutory power of sale or other right of disposal conferred on the Lender and on any Receiver by this Deed shall operate as a variation and extension of the statutory power of sale under section 101 of the LPA and such power shall arise (and the Secured Liabilities shall be deemed due and payable for that purpose) on execution of this Deed.

18.3.3
The statutory powers of leasing may be exercised by the Lender at any time on or after the Security Interest constituted by this Deed has become enforceable and such powers are extended by this Deed so as to authorise the Lender to make any lease or agreements for lease, accept surrenders of leases and grant options on such terms as the Lender may think fit and without the need to comply with any restrictions imposed by law (including, but not limited to, under section 99 or section 100 of the LPA).

18.3.4
For the purposes of sections 99 and 100 of the LPA, the expression "Mortgagor" will include any incumbrancer deriving title under a Chargor and neither sub-section (18) of section 99 nor sub-section (12) of section 100 of the LPA will apply.

18.3.5
No Chargor shall have, at any time up until the Discharge Date, the power pursuant to section 99 of the LPA to make any Lease in respect of any Real Property without the prior written consent of the Lender.

18.3.6	The restrictions contained in section 93 and section 103 of the LPA shall not apply to the Security Interest constituted by this Deed.
18.3.7	Each Receiver and the Lender is entitled to all the rights, powers and privileges and immunities conferred by the LPA and the Insolvency Act on mortgagees and Receivers.
18.3.8
Neither the Lender nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

18.4	Access on enforcement
18.4.1
At any time after the Security Interest constituted by this Deed has become enforceable, each Chargor will allow any of the Secured Parties, without further notice or demand, immediately to exercise all its rights, powers and remedies in particular (and without limitation) to take possession of any Security Asset and for that purpose to enter on any premises where a Security Asset is situated (or where any Secured Party reasonably believes a Security Asset to be situated) without incurring any liability to any Chargor for, or by any reason of, that entry.

18.4.2	At all times, each Chargor must use its best endeavours to allow any Secured Party access to any premises for the purpose of Clause 18.4.1 (obtaining any necessary consents or permits of other persons) and ensure that its employees and officers do the same.

19	RECEIVER
19.1	Appointment of Receiver
19.1.1	After the Security Interest constituted by this Deed has become enforceable the Lender may without prior notice, appoint:
(a)	any one or more persons to be a Receiver of all or any part of the Security Assets; or
(b)	two or more Receivers of separate parts of the Security Assets; or
(c)	appoint another person(s) as an additional Receiver(s).
19.1.2	Any appointment under paragraph 19.1.1 above may be by deed, under seal or in writing under its hand.
19.1.3	Any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the LPA) does not apply to this Deed.
19.1.4
At any time, if so requested by a Chargor, without further notice, the Lender may appoint a Receiver to all or any part of the Security Assets as if the Lender had become entitled under the LPA to exercise the power of sale conferred under the LPA.

19.2	Statutory powers of appointment
The powers of appointment of a Receiver pursuant to Clause 19.1 (Appointment of Receiver) above shall be in addition to all statutory and other powers of appointment of the Lender under the LPA (as extended by this Deed), the Insolvency Act or otherwise and such powers shall remain exercisable from time to time by the Lender in respect of any part of the Security Assets and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA or otherwise.
19.3	Removal
The Lender may from time to time by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver who has been removed for any reason.
19.4	Remuneration
The Lender may from time to time fix the remuneration of any Receiver appointed by it and any maximum rate imposed by any law (including under section 109(6) and (8) of the LPA) will not apply.  Any remuneration of any Receiver will form part of the Secured Liabilities.
19.5	Agent of the Chargors
19.5.1
A Receiver will be deemed to be the agent of the Chargors for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the LPA.  Each Chargor is solely responsible for the remuneration, expenses, contracts, engagements, acts, omissions, defaults and losses of a Receiver and for any liabilities incurred by a Receiver.

19.5.2	No Secured Party will incur any liability (either to the Chargors or to any other person) by reason of the appointment of a Receiver or for any other reason.
19.5.3	No Receiver shall at any time act as agent for any other Secured Party.
20	POWERS OF RECEIVER
20.1	Statutory powers
20.1.1	A Receiver (subject to any restrictions in the instrument appointing him but notwithstanding any winding up or dissolution of any Chargor) has (to the extent permitted by law):
(a)
all of the rights, powers, remedies and discretions of an administrative receiver under Schedule 1 of the Insolvency Act, as if such Schedule and all relevant definitions set out in the Insolvency Act were set out in this Deed; and

(b)
otherwise, all the rights, powers, remedies and discretions conferred on a mortgagor, a mortgagee in possession and on a Receiver (or a receiver and manager) appointed under the LPA or the Insolvency Act.

20.1.2
If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually (and to the exclusion of any other Receiver) or together with any other person appointed or substituted as a Receiver.

20.2	Additional powers
In addition to those powers, rights and discretions set out in paragraphs 20.1.1(a) and 20.1.1(b) above, a Receiver shall have the following rights, powers and discretions:
20.2.1	Possession
A Receiver may take immediate possession of, get in and collect the Security Assets or any part thereof.
20.2.2	Carry on business
A Receiver may carry on, manage or concur in carrying on or managing the whole or any part of the business of any Chargor as he in his discretion may think fit.
20.2.3	Protection of assets
A Receiver may:
(a)	manage, insure, repair, decorate, maintain, alter, improve, develop, construct, modify, refurbish, renew or add to the Security Assets or concur in so doing;

(b)	commence, continue or complete any new works, unfinished work, building operations, construction, reconstruction, maintenance, furnishing, finishing or fitting-out on any Real Property; and
(c)	apply for and maintain any planning permissions, building regulations, approvals and any other permissions, consents or licences, in each case as he in his discretion may think fit.
20.2.4	Employees
(a)	A Receiver may appoint and discharge managers, directors and secretaries for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.
(b)	A Receiver may discharge any person appointed by any Chargor.
20.2.5	Sale of assets
(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.
(b)
The consideration for the sale of any Security Asset may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which the Receiver thinks fit.

(c)	Fixtures, other than landlord's fixtures, may be severed and sold separately from the property containing them without the consent of any Chargor.
20.2.6	Let, hire or lease
A Receiver may:
(a)	let, hire or lease (with or without premium) and accept surrenders of leases or tenancies or concur in so doing;
(b)	grant rights, options or easements over and otherwise deal with or dispose of and exercise all rights, powers and discretions incidental to, the ownership of the Security Assets; and
(c)	exchange or concur in exchanging the Security Assets,
in each such case in such manner and generally on such terms as he may in discretion think fit, with all the powers of an absolute beneficial owner. The Receiver may exercise any such power by effecting such transaction in the name or on behalf of any Chargor or otherwise.
20.2.7	Registration
A Receiver may use any Chargor's name to effect any registration or election for tax or other purposes.

20.2.8	Insurances
A Receiver may effect, review or vary insurances.
20.2.9	Borrowing
A Receiver may for the purposes of exercising any of the powers, authorities or discretions conferred on him by or pursuant to this Deed or of defraying any costs (including, without limitation, his remuneration) which are incurred by him in the exercise of such powers, authorities or discretions or for any other purpose, raise and borrow money or incur any other liability either unsecured or secured on the Security Assets, either in priority to the Security Interest created by this Deed or otherwise, and generally on such terms as he in his discretion may think fit. No person lending such money is to be concerned to enquire as to the propriety or purpose of the exercise of such power or as to the application of money so raised or borrowed.
20.2.10	Advance credit
A Receiver may advance credit, in the ordinary course of any Chargor's business, to any person.
20.2.11	Make calls
A Receiver may make, or require the directors of any Chargor to make such calls upon the shareholders of that Chargor in respect of any uncalled capital of that Chargor as the Receiver in his discretion may require and enforce payment of any call so made by action (in the name of that Chargor or the Receiver as the Receiver in his discretion may think fit) or otherwise.
20.2.12	Compromise, legal action and mediation
A Receiver may:
(a)
settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of any Chargor or relating in any way to any Security Asset;

(b)	bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit; and
(c)	refer to mediation any question in relation to any Security Asset that he thinks fit.
20.2.13	Subsidiaries
A Receiver may:
(a)	promote the formation of any subsidiary of any Chargor with a view to such subsidiary purchasing, leasing, licensing or otherwise acquiring an interest in the Security Assets;
(b)	arrange for the purchase, lease, licence or acquisition of an interest in the Security Assets by any such subsidiary for any valuable consideration,

including, without limitation, cash, shares, debentures, loan stock, convertible loan stock or other securities, profits or a sum calculated by reference to profits, turnover, royalties, licence  fees or otherwise, whether or not secured on the undertaking or assets of such subsidiary and whether or not such consideration is payable or receivable in a lump sum or at any time or any number of times by instalments spread over such period, as the Receiver in his discretion may think fit; and

(c)	arrange for such subsidiary to trade or cease to trade as the Receiver in his discretion may think fit.
20.2.14	Receipts
A Receiver may give valid receipts for all monies and execute all assurances and things which he in his discretion may think proper or desirable for realising the Security Assets.
20.2.15	Environment
A Receiver may conduct and complete all investigations studies, sampling and testing and all remedial, removal and other actions, whether required under Environmental Law or by the Lender or otherwise and comply with all lawful orders and directives relating to Environmental Law.
20.2.16	Mediation
A Receiver may refer to mediation any question in relation to any Security Asset that he thinks fit.
20.2.17	Delegation
A Receiver may delegate his power in accordance with this Deed.
20.2.18	Lending
A Receiver may lend money or advance credit to any customer of any Chargor.
20.2.19	Other powers
A Receiver may:
(a)
do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers, remedies or discretions conferred on the Lender or any Receiver under or by virtue of this Deed or by law;

(b)
exercise every power which the Receiver in its absolute discretion considers desirable for maintaining or enhancing the value of the Security Assets or in connection with the enforcement of the Security Interest created by this Deed or the realisation of any Security Asset;

(c)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute legal and beneficial owner of that Security Asset;

(d)	do any other acts and things it lawfully may do as agent for any Chargor; and
(e)	use the name of any Chargor for any of the purposes set out in this Clause 20.
20.3	Powers to be additional
The powers conferred by this Deed in relation to the Security Assets on the Receiver shall be in addition to, and not in substitution for, the powers conferred on receivers under the LPA and the Insolvency Act.
20.4	Powers to be exercisable by the Lender
20.4.1	The Lender may exercise all powers granted by the Receiver by this Deed whether as attorney of any Chargor or otherwise.
20.4.2
The powers of the Receiver set out above are in addition to, and without prejudice to, all statutory and other powers of the Lender as provided in Clause 18.3 (Statutory powers) or otherwise and so that, inter alia, such powers are and remain exercisable by the Lender in respect of that part of the Security Assets in respect of which no appointment of a Receiver by the Lender is from time to time subsisting.

20.5	Conflict
If and to the extent that there is any ambiguity or conflict between:
20.5.1	the powers conferred on the Receiver by the Act and those powers listed in Schedule 1 of the Insolvency Act; and
20.5.2	the powers conferred by this Clause 20,
the powers conferred by this Clause 20 shall prevail.
21	APPLICATION OF PROCEEDS
21.1	Order of application
Subject to Clause 21.2 (Prospective liabilities), all amounts from time to time received or recovered by the Lender pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of the security constituted by this Deed (for the purposes of this Clause 21, the "Recoveries") shall be held by the Lender on trust to apply them at any time as the Lender (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 21), in the following order:
21.1.1	in discharging any sums owing to the Lender, any Receiver or any Delegate;
21.1.2
in payment of all costs and expenses incurred by any Secured Party in connection with any realisation or enforcement of the security constituted by this Deed taken in accordance with the terms of this Deed;

21.1.3	in payment to the Lender for application in accordance with the Loan Note Instrument; and
21.1.4	the balance (if any) will be applied as required by law.

21.2	Prospective liabilities
Following enforcement of the security constituted by this Deed, the Lender may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit (the interest being credited to the relevant account) for later application under Clause 21.1 (Order of application) in respect of:
21.2.1	any sum to the Lender, any Receiver or any Delegate;
21.2.2	any part of the Secured Liabilities; and
21.2.3	any sum that the Lender reasonably considers, in each case, might become due or owing at any time in the future.
21.3	Investment of proceeds
Prior to the application of the proceeds of the Recoveries in accordance with Clause 21.1 (Order of application) the Lender may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Lender with such financial institution (including itself) and for so long as the Lender shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Lender's discretion in accordance with the provisions of this Clause 21.3.
21.4	Currency Conversion
21.4.1
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Lender may convert any monies received or recovered by the Lender from one currency to another, at a market rate of exchange.

21.4.2	The obligations of each Chargor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
21.5	Permitted Deductions
The Lender shall be entitled, in its discretion:
21.5.1
to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Deed; and

21.5.2
to pay all Taxes which may be assessed against it in respect of any of the Security Assets, or as a consequence of performing its duties, or by virtue of its capacity as Lender under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Deed).

22	PROTECTION OF PURCHASERS
22.1	No purchaser or other person dealing with any Secured Party shall be bound to enquire:
22.1.1	whether the Secured Liabilities have become due and/or payable;

22.1.2	whether any event has happened upon which any of the powers conferred by this Deed may have arisen or be exercisable or is being properly exercised;
22.1.3	whether any money remains due under the Finance Documents; or
22.1.4	how any money paid to that Secured Party is to be applied.
22.2
No purchaser dealing with any Secured Party or the Security Interest constituted by this Deed is to be concerned to enquire whether any power exercised or purported to be exercised by the Secured Parties has become exercisable, or as to the propriety or regularity of any sale by, or other dealing with the Secured Parties. Any such sale or dealing is deemed to be within the powers conferred by this Deed and to be valid and effective accordingly. All the protection to purchasers contained in section 104 and section 107 of the LPA and section 42(3) of the Insolvency Act apply to any purchaser.

22.3
The receipt of any Secured Party shall be conclusive discharge to any purchaser and, in making any sale or disposal of any of the Security Assets or making any acquisition, any Secured Party may do for such consideration, in such manner and on such terms as it thinks fit.

23	LIABILITY OF LENDER AND RECEIVER
23.1	Liability
Neither the Lender, any Receiver nor any of their respective Delegates and sub-delegates, (whether as mortgagee in possession or otherwise) shall either by reason of:
23.1.1	taking possession of or realising all or any part of the Security Assets; or
23.1.2	taking any action permitted by this Deed,
be liable to any Chargor or any other person for any costs, losses or liabilities relating to any of the Security Assets or for any act, default, omission or misconduct of the Lender, any Receiver or their respective Delegates and sub-delegates in relation to the Security Assets or otherwise.
23.2	Exoneration
Neither the Lender, any Receiver nor any of their respective Delegates and sub delegates shall have any duty:
23.2.1	to perform any Chargor's obligations or exercise any rights in relation to any Security Asset;
23.2.2	to ensure that any Related Rights are made available and to ensure that the correct amount has been received in relation to any Related Right;
23.2.3	to take up any offer in relation to any Security Asset;
23.2.4	to investigate, appraise or report on the status, propriety or validity of the acts of the Receiver or Lender;
23.2.5	to give any notification to anyone in relation to any Security Asset; or
23.2.6	to take any action to enforce any other person's obligations as regards any Security Asset.

23.3	Protection of the Receiver
The Receiver shall be entitled to all the rights, powers, privileges and immunities which the LPA confers on mortgagees and receivers duly appointed under the LPA.
24	POWER OF ATTORNEY
24.1
Each Chargor, by way of security for the performance of its obligations under this Deed, irrevocably and severally appoints the Lender, each Receiver and each of their respective Delegates and sub-delegates to be its attorney (with full power of substitution and delegation) and in its name, on its behalf and as its act and deed to:

24.1.1	execute, deliver and perfect a Legal Mortgage over any Real Property not already the subject of a registrable Legal Mortgage;
24.1.2	execute, deliver and perfect all other documents, deeds and agreements and do all such things which the attorney may consider to be required or desirable for:
(a)
carrying out any obligation imposed on any Chargor by this Deed or any agreement binding on any Chargor to which the Lender is a party (including, but not limited to, the execution and delivery of any charges, assignments or other security and any transfers of the Security Assets and perfecting and/or releasing the Security Interest created or intended to be created in respect of the Security Assets); and

(b)
enabling the Lender and any Receiver to exercise any of the rights, powers and authorities conferred on them pursuant to this Deed or by law (including, after the Security Interest constituted by this Deed has become enforceable as provided in this Deed, the exercise of any right of a legal or beneficial owner of the Security Assets or any part of the Security Assets);

24.1.3	each Chargor shall ratify and confirm all things done and all documents executed by any attorney in the exercise or purported exercise of all or any of his powers under this Deed; and
24.1.4
each Chargor covenants (for the purpose of the irrevocable nature of the power of attorney granted in this Clause 24) with each Receiver appointed pursuant to this Deed, to join in and concur with the exercise by such Receiver of any powers of such Receiver to act on behalf of any Chargor.

25	DELEGATION AND DISCRETION
25.1	Delegation
25.1.1
The Lender and/or any Receiver may delegate by power of attorney or in any other manner all or any of the powers, authorities and discretions which are conferred and are exercisable by it under this Deed to any person or persons on such terms and conditions as it sees fit.

25.1.2
No such delegation pursuant to this Clause 25 shall preclude either the subsequent exercise of such power, authority or discretion by the Lender or a Receiver itself or any subsequent delegation or revocation of such power, authority or discretion.

25.1.3	Neither the Lender nor any Receiver will have any liability to any Chargor or any other person for any loss or liability arising from any act, default, omission or misconduct by any Delegate.
25.2	Discretion
Any right or power which may be exercised or any determination which may be made under this Deed by the Lender or any Receiver may be exercised by it in its absolute and unfettered discretion, without any obligation to give reasons.
26	EFFECTIVENESS OF SECURITY
26.1	Continuing Security
The Security Interest constituted by this Deed shall remain in full force and effect as continuing security for the Secured Liabilities until the Discharge Date and shall not be released before then by any intermediate payment, discharge or satisfaction of all or any of the Secured Liabilities or for any other reason.
26.2	Cumulative rights
The Security Interest created by or pursuant to this Deed and the rights, powers and remedies of the Lender under this Deed shall be cumulative and shall be in addition to and independent of every other Security Interest, guarantee, right, power or remedy which the Lender may at any time have in connection with the Secured Liabilities, including the rights, powers and remedies provided by law, and accordingly, the Lender shall not be obliged before exercising any such rights, powers or remedies:
26.2.1	to make any demand of, or take any action or obtain any judgment in any court against, any Chargor;
26.2.2	to make or file any claim or proof in winding-up or dissolution of any Chargor; or
26.2.3	to enforce or seek to enforce any other Security Interest held by it in respect of the Secured Liabilities.
26.3	No merger of Security
No prior Security Interest held by the Lender (whether in its capacity as trustee or otherwise) or any other Secured Party over the whole or any other part of the Security Assets shall merge with the Security Interest constituted by this Deed.
26.4	No prejudice
The Security Interest created by or pursuant to this Deed shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to any Chargor or any other person, or the Lender or by any variation of the terms of the trust upon which the Lender holds the Security Interest created by or pursuant to this Deed or by any other thing which might otherwise prejudice that Security Interest.
26.5	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any

Finance Document on the part of the Lender shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.
26.6	Partial invalidity
26.6.1
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

26.6.2
If any part of the Security Interest created or intended to be created by or pursuant to this Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the Security Interest constituted under this Deed.

26.7	Tacking
26.7.1
For the purposes of section 94(1)(c) of the LPA and section 49(3) of the Land Registration Act 2002, the Lender confirms on behalf of the Secured Parties that the Secured Parties will comply with their obligations to make further advances under the Loan Note Instrument subject to the terms of the Finance Documents.

26.7.2
Each Chargor consents to an application being made to the Land Registry to enter the obligation to make further advances on the charges register of any registered land forming part of the Real Property.

26.8	Further assurance
26.8.1	Each Chargor shall promptly, at its own cost, enter into, execute and complete a Legal Mortgage over any Real Property in England and Wales not already the subject of a registrable Legal Mortgage.
26.8.2	Each Chargor shall promptly, at its own cost, do whatever the Lender reasonably requires:
(a)	to create, perfect and/or protect the Security Interest created or intended be created by this Deed;
(b)	to create, perfect and/or protect the priority of the Security Interest created or intended be created by this Deed;
(c)	to facilitate the exercise of any rights, powers and remedies vested in the Lender or any Receiver (or their respective Delegates) by this Deed and/or by the law; and/or
(d)	to facilitate the realisation of the Security Assets.
26.8.3
In order to satisfy its obligations under paragraphs 26.8.1 and 26.8.2 above, each Chargor shall immediately, upon the request of the Lender, execute any transfer, conveyance, mortgage, charge, assignment or assurance over all or any of the assets intended to constitute the Security Assets (whether in favour of the Lender or its nominee or otherwise) and make any registration or notarisation and give any notice, instructions, order or direction in respect of the Security Assets.

27	PRIOR SECURITY INTERESTS
27.1
In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking Security Interest against any of the Security Assets or in case of exercise by the Lender or any Receiver of any power of sale under this Deed, the Lender may redeem such prior Security Interest or procure the transfer of such Security Interest to itself.

27.2
The Lender may settle and agree the accounts of the holder of the prior Security Interest and any accounts so settled and agreed will (in the absence of manifest error) be conclusive and binding on the Chargors.

27.3
All principal monies, interest, costs, charges and expenses of and incidental to any redemption or transfer will be paid by the Chargors to the Lender on demand together with accrued interest on such sums as well as before judgement at the rate of fifteen per cent. per annum from the time or respective times of the same having been paid or incurred until payment of such sums (as well as after as before judgment).

28	SUBSEQUENT SECURITY INTERESTS
If the Lender receives, or is deemed to be affected by, notice whether actual or constructive of any subsequent Security Asset or other interest affecting the Security Assets, it may open a new account for the relevant Chargor in its books.  If the Lender does not open a new account, it shall nevertheless be treated as if it had done so at the time it received or was deemed to be affected by such notice.  Unless the Lender gives express written notice to the contrary to the Chargors, all payments made by the relevant Chargor to the Lender will, as from that time, be treated as having been credited to a new account of the relevant Chargor and not as having been applied in reduction of the Secured Liabilities.
29	SUSPENSE ACCOUNT
29.1	Contingencies
If the Security Interest constituted by this Deed, is enforced at a time when no amount is due under the Finance Documents but at a time when amounts may or will become due, the Lender (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account in which event, Clause 29.2 (Suspense account) shall apply to such proceeds.
29.2	Suspense account
All monies received, recovered or realised by the Lender under this Deed (including the proceeds of any conversion of currency) may in the absolute discretion of the Lender be credited to any interest bearing suspense or impersonal account(s) maintained with a bank, building society or financial institution (including itself) for so long as it may think fit (the interest being credited to the relevant account) pending their application from time to time at the Lender's absolute discretion, in or towards the discharge of any of the Secured Liabilities.

30	RELEASE OF SECURITY
30.1
Upon the occurrence of the Discharge Date and subject always to Clause 30.2, the Lender shall, at the request and cost of the Chargors, release and cancel the Security Interest constituted by this Deed and procure the reassignment to the relevant Chargor of the property and assets assigned to the Lender pursuant to this Deed, in each case without recourse to, or any representation or warranty by, Lender or any of its Delegates.

30.2
Following any discharge of any Chargor made by the Lender, in reliance on any payment or security, the Lender may retain the Security Interest constituted by this Deed (and all documents of title or other documents necessary to protect such Security Interest) until the expiry of the maximum period within which such payment or security can be avoided, reduced or invalidated for any reason. If the person other than the relevant Chargor making such payment or giving such security goes into liquidation or administration or equivalent proceedings in any foreign jurisdiction within that period the Lender may retain the Security Interest constituted by this Deed for as long as it sees fit.

31	SET-OFF
The Lender may set off any matured obligation due from any Chargor under this Deed (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Chargor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.
32	FINANCIAL COLLATERAL
32.1
To the extent that any of the Security Assets constitute "financial collateral" and this Deed constitutes a "security financial collateral arrangement" (as those terms are defined in the Regulations), the Lender shall, upon the Security Interest created by this Deed becoming enforceable pursuant to Clause 18.2 and to the extent permitted by the Regulations, have the right to appropriate all or any part of the Security Assets in or towards the discharge of the Secured Liabilities without obtaining any court authorisation and in such order as the Lender may in its absolute discretion determine.

32.2	The Parties agree that the value of any Security Asset appropriated in accordance with sub-clause 32.1 above shall be:
32.2.1
in the case of cash denominated in the currency of denomination of the Secured Liabilities, the amount of such cash plus any accrued but unposted interest attributable to such cash on the date of appropriation;

32.2.2
in the case of any other cash, the amount of the currency of denomination of the Secured Liabilities that the Lender could purchase with the amount of such cash (plus any accrued but unposted interest attributable to such cash) on the date of appropriation in accordance with its usual practice; or

32.2.3
in the case of Shares, the price of those Shares at the time the right of appropriation is exercised as listed on any recognised market index, independent valuation or as determined by such other method as the Lender may select.

32.3	The Parties agree that the method of valuation provided for in this Clause 32 (Financial collateral) is commercially reasonable for the purposes of the Regulations.
33	CURRENCY
33.1	Relevant Currency
Each Chargor is obliged under this Deed to discharge the Secured Liabilities in the Relevant Currency.
33.2	Receipt in wrong currency
If at any time the Lender receives a payment (including by set-off) referable to any of the Secured Liabilities from any source in a currency other than the Relevant Currency, then that payment will take effect as a payment to the Lender of the amount in the Relevant Currency which the Lender is able to purchase (after deduction of any relevant costs) with the amount of the payment so received in accordance with its usual practice.
33.3	Currency indemnity
33.3.1
If any sum due from a Chargor under this Deed (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which the Sum is payable into another currency (the "Second Currency") for the purposes of:

(a)	making or filing a claim against any Chargor; or
(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, each Chargor shall, as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to the Lender at the time of receipt of that Sum.
33.3.2	Each Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other that in which it is expressed to be payable.
34	PAYMENTS TO BE MADE WITHOUT DEDUCTION
34.1	No deductions
All sums payable by each Chargor under this Deed shall be paid in the Relevant Currency in immediately available funds and shall be paid to the credit of such account as the Lender may designate.  All such payments shall be made in full without set-off of any sum owing by the Lender to any Chargor or counterclaim and free and clear of any deductions of or withholding for or on account of any Tax or for any other reason, except to the extent that any such deduction or withholding is required by law.

34.2	Grossing-up
If at any time any Chargor is required by law to make any deduction or withholding from any payment due from that Chargor to the Lender, that Chargor shall simultaneously pay to the Lender whatever additional amount is necessary to ensure that the Lender receives a net sum equal to the payment it would have received had no deduction or withholding been made.
35	CERTIFICATES AND DETERMINATIONS
A certificate or determination by the Lender or a Receiver of a rate or an amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.
36	ASSIGNMENT AND TRANSFER
36.1	Chargors consent to assignment/transfer by Lender
Each Chargor consents to the assignment and/or transfer by the Lender of any one or more of its rights and/or obligations under this Deed. The Lender may, without consulting with or obtaining consent from any Chargor at any time charge, assign or otherwise create Security Interest in or over its rights, benefits and interests under this Deed to secure any obligations of any Secured Party.
36.2	No assignment/transfer by Chargors
No Chargor may assign or transfer any one or more of its rights and/or obligations under this Deed.
36.3	Confidentiality
The Lender shall be entitled to disclose any information concerning any Chargor and this Deed as it considers appropriate to:
36.3.1	any person permitted in accordance with the Loan Note Instrument;
36.3.2	any person proposing to take an assignment and/or transfer from the Lender;
36.3.3	any person proposing to enter into contractual relations with the Lender with respect to this Deed; and
36.3.4	any person to whom information may be required to be disclosed by an applicable law.
37	INDEMNITY TO THE LENDER
37.1	Each Chargor shall promptly indemnify the Lender and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:
37.1.1	any failure by any Chargor to comply with its obligations under Clause 38 (Costs and expenses);
37.1.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
37.1.3	the taking, holding, perfection, preservation, protection or enforcement of the Security Interest constituted under this Deed;

37.1.4	the exercise of any of the rights, powers, discretions and remedies vested in the Lender, each Receiver and their Delegate and sub-delegates by this Deed or by law;
37.1.5	any default by any Chargor in the performance of any of the obligations expressed to be assumed by it in this Deed;
37.1.6	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; or
37.1.7
acting as Lender, Receiver or Delegate under this Deed or which otherwise relates to any of the Security Assets (otherwise, in each case, than by reason of the relevant Lender's, Receiver's or Delegate's gross negligence or wilful misconduct).

38	COSTS AND EXPENSES
38.1	Transaction expenses
Each Chargor shall promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution, and perfection of this Deed, any other documents referred to in this Deed and the Security Interest constituted by this Deed.
38.2	Amendment costs
If any Chargor requests an amendment, waiver or consent in connection with this Deed, each Chargor shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Secured Parties in responding to, evaluating, negotiating or complying with that request or requirement.
38.3	Enforcement and preservation costs
Each Chargor shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under this Deed and any proceedings instituted by or against any Secured Party as a consequence of taking or holding the Security Interest constituted by this Deed or enforcing these rights.
39	MISCELLANEOUS
39.1	Variations
No variation of the terms of this Deed shall be valid unless such variation is in writing and signed by each Chargor and the Lender.
39.2	Third party rights
Other than any Secured Party a person who is not a Party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.
39.3	Perpetuity period
The trusts created by this Deed have a perpetuity period of 125 years.

39.4	Counterparts
This Deed may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.
39.5	Joint and several liability
The Chargors shall be jointly and severally liable for their obligations under this Deed.
40	NOTICES
40.1	Communications in writing
Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.
40.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is:
40.2.1	in the case of the Lender, that identified by its name below; and
40.2.2	in the case of each Chargor, that identified by its name below, or any substitute address fax number or department or officer as any Chargor may notify to the Lender (or the Lender may notify to the Chargors, if a change is made by the Lender) by not less than five Business Days' notice.
40.3	Delivery
40.3.1	Any communication or document made or delivered by the Lender to any Chargor under or in connection with this Deed shall only be effective:
(a)	if by way of fax, when received in legible form; or
(b)
if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to the relevant party at that address, and, in the case of the Lender, if a particular department or officer is specified as part of its address details provided under Clause 40.2 (Addresses), if addressed to that department or officer.
40.3.2
Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer certified in Clause 40.2 (Addresses) (or any substitute department or officer as the Lender will specify for this purpose).

40.3.3
Any communication or document which becomes effective, in accordance with paragraphs 40.3.1 and 40.3.2 above after 5.00pm in the place of receipt shall be deemed to only become effective on the following day.

40.4	English language
40.4.1	Any notice given under or in connection with this Deed must be in English.
40.4.2	All other documents provided under or in connection with this Deed must be:
(a)	in English; or
(b)
if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

41	GOVERNING LAW AND JURISDICTION
41.1	Governing law
This Deed and any non-contractual obligation arising out of or in connection with it are governed by English law.
41.2	Jurisdiction of English courts
41.2.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a "Dispute").

41.2.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
41.2.3
This Clause 41.2 is for the benefit of the Lender only.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

This Deed is executed as a deed by each Chargor and is signed for and on behalf of the Lender and is delivered and takes effect on the date at the beginning of this Deed.

EXECUTION PAGES

EXECUTED as a DEED by CARTESIAN LIMITED, acting by a director in the presence of:		) ) ) ) /s/ Dermod Ranaghan
Director
Witness:	/s/ James Yaren

Name:	James Yaren

Address:

Occupation: Accountant
Address: Descartes House, 8 Gate Street, London, WC2A 3HP
Fax:

EXECUTED as a DEED by FARNCOMBE TECHNOLOGY LIMITED, acting by a director in the presence of:		) ) ) ) /s/ Dermod Ranaghan
Director
Witness:	/s/ James Yaren

Name:	James Yaren

Address:

Occupation: Accountant
Address: Descartes House, 8 Gate Street, London, WC2A 3HP
Fax:

EXECUTED as a DEED by FARNCOMBE ENGINEERING SERVICES LTD, acting by a director in the presence of:		) ) ) ) /s/ Dermod Ranaghan
Director
Witness:	/s/ James Yaren

Name:	James Yaren

Address:

Occupation: Accountant
Address: Descartes House, 8 Gate Street, London, WC2A 3HP
Fax:

EXECUTED as a DEED by CAMBRIDGE ADVENTIS LIMITED, acting by a director in the presence of:		) ) ) ) /s/ Peter H. Woodward
Director
Witness:	/s/ Danielle Woodward

Name:	Danielle Woodward

Address:

Occupation:
Address: Descartes House, 8 Gate Street, London, WC2A 3HP
Fax:

EXECUTED as a DEED
by AUTO CASH FINANCING, INC., a company incorporated in Delaware, United States of America, acting by ________________________ who, in accordance with the laws of that territory, is acting under the authority of the company
	) ) ) ) ) ) ) )	Signature in name of company Auto Cash Financing, Inc. Signature: /s/ David A. Hartman Authorised signatory

Attention:
Address: Blackstreet Capital Holdings, LLC, 5425 Wisconsin Avenue, Suite 701, Chevy Chase, MD 20815
Fax:

SCHEDULE 1
- MORTGAGED PROPERTY

Registered Land

Item No.	County and District/London Borough	Description of Property	Title Number
1.	[●]	[●]	[●]
2.	[●]	[●]	[●]

SCHEDULE 2
- ACCOUNT DETAILS
Part 1
Blocked Accounts

Name of Account Bank	Name of Account Holder	Sort Code	Account Number	Currency
[●]

Part 2
Other Accounts

Name of Account Bank	Name of Account Holder	Sort Code	Account Number	Currency
[●]

SCHEDULE 3
- CONTRACTS

[●]

SCHEDULE 4
- INSURANCE POLICIES

Name of policy holder	Policy description	Policy number
[●]	[●]	[●]

SCHEDULE 5
 - FORM OF LEGAL MORTGAGE

THIS DEED is dated [          ] between:
(1)	THE ENTITIES LISTED IN SCHEDULE 2 TO THIS DEED (each a "Chargor" and collectively the "Chargors");
(2)
AUTO CASH FINANCING, INC. incorporated and registered in Delaware, United States of America and c/o Blackstreet Capital Holdings, LLC, 5425 Wisconsin Avenue, Suite 701, Chevy Chase, MD 20815 (the "Lender").

BACKGROUND
Each Chargor enters into this Deed in connection with the Loan Note Instrument (as defined below).
IT IS AGREED as follows:
1	DEFINITIONS
In this Deed:
Debenture	means the debenture dated [ ] granted by, amongst others, each Chargor in favour of the Lender;
Mortgaged Property	means any freehold, leasehold or immovable property specified in Schedule 1 to the Deed (Mortgaged Property);
Loan Note Instrument	means the term loan note instrument dated [ ] granted by the Borrower in favour of the Lender;
2	CONSTRUCTION
2.1	Unless defined in this Deed, a term defined in the Debenture has the same meaning in this Deed and in any notice given under or in connection with this Deed.
2.2
The provisions of clause 2.1.1 to 2.1.9 (inclusive), clause 2.2 to 2.9 (inclusive), clause 2.11 to 2.12, clause 5.1 and 5.2 and clauses 18 to 40 (inclusive) are incorporated into this Deed as if references in those clauses to the Debenture were references to this Deed and if all references in those clauses to Security Asset were references to the Mortgaged Property.

3	UNDERTAKING TO PAY
Each Chargor covenants with the Lender, on demand, to pay, discharge and satisfy all the Secured Liabilities when due and to indemnify the Secured Parties against any losses, costs, charges, expenses and liabilities arising from any breach or failure to pay, discharge and satisfy the Secured Liabilities in accordance with their respective terms.
4	SECURITY
4.1	All Security Interest created under this Deed:
4.1.1	is created in favour of the Lender;

4.1.2
is a continuing security for the payment, discharge and performance of all the Secured Liabilities except for any Secured Liabilities which, if secured by this Deed, would cause such Security Interest to be unlawful or prohibited by any applicable law; and

4.1.3	is granted with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.
4.2
Subject to Clause 30 (Release of Security) of the Debenture, the Security Interest constituted by this Deed shall remain in full force and effect as continuing security for the Secured Liabilities until the Discharge Date and shall not be released before then by any intermediate payment, discharge or satisfaction of all or any of the Secured Liabilities or for any other reason.

4.3
Each Chargor charges by way of first legal mortgage all the Mortgaged Property and all rights under any licence or other agreement or document which gives each Chargor a right to occupy or use the Mortgaged Property.

5	APPLICATION TO THE LAND REGISTRY
Each Chargor consents to an application being made to the Land Registry to enter the following restriction on the Register of Title relating to any Real Property registered at the Land Registry:
"No disposition of the registered estate by the proprietor of the registered estate or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction is to be registered without a written consent signed by the proprietor for the time being of the charge dated [          ] in favour of Auto Cash Financing, Inc.  referred to in the charges register or [conveyancer] or [specify appropriate details]".
6	FURTHER ADVANCES
Each Chargor consents to an application being made to the Land Registry for a notice in the following terms to be entered on the Register of Title relating to any Real Property registered at the Land Registry:
"The lender under a loan note instrument dated [          ] is under an obligation (subject to the terms of that loan note instrument) to make further advances and the debenture referred to in the charges register dated [          ] in favour of Auto Cash Financing, Inc.   secures those further advances."
7	MISCELLANEOUS
Other than the Secured Parties a person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
8	COUNTERPARTS
This Deed may be executed in a number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.
9	GOVERNING LAW AND JURISDICTION
9.1	Governing law

This Deed and any non-contractual obligation arising out of or in connection with it are governed by English law.
9.2	Jurisdiction of English courts
9.2.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a "Dispute").

9.2.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
9.2.3
This Clause 9.2 is for the benefit of the Lender only.  As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

THIS DEED is executed as a deed by each Chargor and is signed for and on behalf of the Lender and is delivered and takes effect on the date stated at the beginning of this Deed.

EXECUTION PAGES TO THE LEGAL MORTGAGE

EXECUTED as a DEED by [ ], acting by a director in the presence of:	) ) ) )
Director
Witness:

Name:

Address:

Occupation:
Address:

Fax:

EXECUTED as a DEED by [ ], acting by a director in the presence of:	) ) ) )
Director
Witness:

Name:

Address:

Occupation:
Address:

Fax:

EXECUTED as a DEED
by AUTO CASH FINANCING, INC., a company incorporated in Delaware, United States of America, acting by ________________________ who, in accordance with the laws of that territory, is acting under the authority of the company
	) ) ) ) ) ) ) )	Signature in name of company Auto Cash Financing, Inc. Signature: Authorised signatory

Attention:
Address: Blackstreet Capital Holdings, LLC, 5425 Wisconsin Avenue, Suite 701, Chevy Chase, MD 20815

Fax:

SCHEDULE 1
Mortgaged Property
Part 1
Registered Land

County and District/London Borough	Description of Property	Title Number

Part 2
Unregistered Land
1	[NAME OF CHARGOR]
The freehold/leasehold property known as [          ] and comprised in the following title (deed)(s) and other documents of title.
Date	Document	Parties

2	[NAME OF CHARGOR]
The freehold/leasehold property known as [          ] and comprised in the following title (deed)(s) and other documents of title.
Date	Document	Parties

SCHEDULE 2
[   ]

SCHEDULE 6
- FORM OF NOTICE AND ACKNOWLEGDEMENT FOR TENANT
Part 1
Form of Notice to Tenant

[On the Letterhead of the relevant Chargor]

To:	[The Tenant] [Address of Unit]

Copy to:	Auto Cash Financing, Inc. (as Lender)

Date:	[ ]
Dear Sirs
Debenture dated [          ] (the "Debenture") between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender")
This letter constitutes notice to you that pursuant to the Debenture we have assigned to the Lender by way of security all our present and future rights under or in connection with the lease between you and us [insert details of lease] (the "Lease") and all Related Rights.
In this notice, "Related Rights" means, in respect of the Lease, all present and future:
(a)	money and proceeds of any nature paid or payable in relation to the Lease, including sale proceeds and money paid by way of damages, award or judgement made in connection with that Lease; and
(b)	all rights and assets of any nature attaching to, deriving from or exercisable as a result of an interest in or ownership or operation of the Lease.
We irrevocably authorise and instruct you to:
1
disclose to the Lender without any reference to or further authority from us (and without any enquiry by you as to the justification for such disclosure), such information relating to the Lease as the Lender may at any time request;

2	deal only with us in relation to the Lease unless you receive written instructions from the Lender to the contrary;
3
pay to us all sums from time to time due and payable by you under the Lease [to the Managing Agent][to us], until such time as you receive notice from the Lender instructing you otherwise (the "Instruction Notice") following which you shall comply with all instructions contained in such Instruction Notice or in any subsequent notice or instructions relating to the Lease or the debts represented by such Lease which you receive from the Lender without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instruction; and

4	send copies of all notices and communications relating to the Lease to the Lender as well as to us.
We further instruct you that upon receipt of notice from the Lender that an Event of Default has occurred and is continuing:
1
all remedies provided for in the Lease or available at law or in equity are exercisable by the Lender (provided that the Lender shall have no greater rights under this notice than we have under the Lease);

2	all rights to compel performance of the Lease are exercisable by the Lender although we shall remain liable to perform all of the obligations assumed by us under the Lease; and
3	all rights, interests and benefits whatsoever accruing to or for the benefit of us arising from the Lease belong to the Lender to the exclusion of us.
Please note that we are and will remain liable to perform all the obligations assumed by us under the Lease and that neither the Lender, any Receiver nor any of their agents will at any time have any liability to you under the Lease.
We are not permitted to agree any amendment or supplement to, or to waive any term of the Lease, or to terminate the Lease or to allow it to lapse other than where the Lease expires in accordance with its terms and not by reason of default without the prior written consent of the Lender.
The instructions in this notice may not be revoked or amended without the prior written consent of the Lender.
This notice is governed by English law.
Please confirm your agreement to the above by sending the attached acknowledgement to [identify Lender officer] at [insert address details of Lender] with a copy to us at the above address.
Yours faithfully

…………………………………………………………..
For and on behalf of [Chargor]

Part 2
Form of Acknowledgement from Tenant

[On the letterhead of the Tenant]

To:	[Chargor] [Address]

Copy to:	Auto Cash Financing, Inc. (as Lender)

Date:	[ ]

Dear Sirs
Debenture dated [          ] (the "Debenture") between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender")
We confirm receipt from [ ] of a notice dated (the Notice") of an assignment, pursuant to the terms of the Debenture, of all [                           ]'s present and future rights under or in connection with the lease between you and us [insert details of lease] (the "Lease") and all Related Rights (defined in the Notice).
We confirm that:
1	we accept the instructions and authorisations contained in the Notice and we undertake to act in accordance with and comply with the terms of the Notice;
2
we have not received notice of the creation of any other assignment of or security over rights or proceeds arising under the Lease in favour of any third party or the creation of any other third party interest in those rights or proceeds and we will notify you promptly should we receive any such notice;

3	we have not claimed or exercised nor do we have any outstanding right to claim or exercise against [ ] any right of set-off, counter claim or other right relating to the Lease;
4	we agree that no term of the Lease may be amended, supplemented or waived without your prior written consent; and
5	we agree that the Lease may not be terminated without your prior written consent.

This letter is governed by English law.
Yours faithfully

......................................................................
For and on behalf of [Name of Tenant]

SCHEDULE 7
 - FORM OF NOTICE AND ACKNOWLEDGEMENT FOR ACCOUNT BANK
Part 1
Form of Notice to Account Bank

[On the Letterhead of the relevant Chargor]

To:	[name and address of third party bank]

Attention:	[ ]

Copy to:	Auto Cash Financing, Inc.

Date:	[ ]

Dear Sirs
Debenture dated [          ] (the "Debenture") between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender")
This letter constitutes notice to you that, pursuant to the Debenture, we have [assigned to/charged (by way of first fixed charge)] in favour of the Lender all our present and future rights and interest in and to account number(s) [insert details of accounts charged] in our name (the "Blocked Account(s)") together with all money from time to time standing to the credit of that Blocked Account(s), all interest accruing in relation to such Blocked Account(s) and all Related Rights.
In this notice, "Related Rights" means, in respect of the Blocked Account, all present and future:
(a)
money and proceeds of any nature paid or payable in relation to the Blocked Account(s), including sale proceeds and money paid by way of damages, award or judgment made in connection with that Blocked Account(s); and

(b)	all rights and assets of any nature attaching to, deriving from or exercisable as a result of an interest in or ownership or operation of the Blocked Account(s).
We irrevocably instruct and authorise you to:
1	credit to the Blocked Account(s) all interest from time to time earned on the sums of money held in the Blocked Account(s);
2	deal only with the Lender in relation to the Blocked Account(s) unless you receive written instructions from the Lender to the contrary;
3	hold all sums from time to time standing to the credit of the Blocked Account(s) to the order of the Lender;
4	comply with the terms of any written notice or instructions (including payment instructions) relating to the Blocked Account(s) or the sums standing to the credit of the Blocked Account(s)

from time to time which you may receive from the Lender without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instructions;

5
disclose to the Lender, without any reference to or further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Blocked Account(s) and the sums in the Blocked Account(s) as the Lender may from time to time request; and

6	send copies of all notices and communications relating to the Blocked Account(s) to the Lender as well as to us.
Please note that we are and will remain liable to perform all the obligations assumed by us under any mandate or other agreement relating to the Blocked Account(s) and that neither the Lender, any Receiver nor any of their agents will at any time have any liabilities or obligations to you regarding the Blocked Account(s).
We are not permitted, without the Lender's prior written consent, to permit or agree to any variation of the terms and conditions relating to the Blocked Account(s) or to close the Blocked Account(s).
The instructions in this notice may not be revoked or varied without the prior written consent of the Lender.
This notice shall be governed by and construed in accordance with English law.
Please confirm your agreement to the above by sending the attached acknowledgement to [identify Lender officer] at [insert address details of Lender] with a copy to us at the above address.
Yours faithfully

……………………………….…………………………..
For and on behalf of [Chargor]

Part 2
Form of Acknowledgement from Account Bank

[On the letterhead of the Account Bank]

To:	Auto Cash Financing, Inc.

Attention:	[ ]

Copy to:	[Chargor]

Date:	[ ]

Dear Sirs
Debenture dated [          ] (the "Debenture") between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender")
We confirm receipt from [                            ] of a notice dated [          ] (the "Notice") of the creation of [an assignment/a first fixed charge], pursuant to the terms of the Debenture, of all [                           ]'s present and future rights and interest in and to account number(s) [insert details of accounts charged] held with us in the name of [                 ] (the "Blocked Account(s)") together with all money from time to time standing to the credit of that Blocked Account(s), all interest accruing in relation to such Blocked Account(s) and all Related Rights (as defined in the Notice).
We confirm that:
1	the balance on the Blocked Account(s) as at today's date is £[ ];
2	we accept the instructions and authorisations contained in the Notice and undertake to comply with the terms of the Notice;
3
we have not received notice of the creation of any other assignment or security regarding the Blocked Account(s) or of the creation of any third party interest in the Blocked Account(s) or in the sums of monies held in the Blocked Account(s) or the debts represented by those sums and we will notify you promptly should we receive any such notice;

4
we do not have and will not in future create, accept or enforce any security interest or right of set-off or combination or other right in respect of the Blocked Account, the sums of money held in the Blocked Account(s) or the debts represented by those sums; and

5	we will not amend the terms or conditions upon which the Blocked Account(s) is operated or close the Blocked Account(s) without your prior written consent.
This acknowledgment shall be governed by and construed in accordance with English law.
Yours faithfully

……………………………………………..…..
for and on behalf of
[insert name of third party bank]

Part 3
Form of Notice to Account Bank (other than a Blocked Account)

[On the Letterhead of the relevant Chargor]

To:	[name and address of third party bank]

Attention:	[ ]

Copy to:	Auto Cash Financing, Inc.

Date:	[ ]

Dear Sirs
Debenture dated [          ] (the "Debenture") between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender")
This letter constitutes notice to you that, pursuant to the Debenture, we have [assigned to/charged (by way of first fixed charge)] in favour of the Lender all our present and future rights and interest in and to account number(s) [insert details of accounts charged] in our name (the "Charged Account(s)") together with all money from time to time standing to the credit of that Charged Account(s), all interest accruing in relation to such Charged Account(s) and all Related Rights.
In this notice, "Related Rights" means, in respect of the Charged Account(s), all present and future:
(c)
money and proceeds of any nature paid or payable in relation to the Charged Account(s), including sale proceeds and money paid by way of damages, award or judgment made in connection with that Charged Account(s); and

(d)	all rights and assets of any nature attaching to, deriving from or exercisable as a result of an interest in or ownership or operation of the Charged Account(s).
We hereby irrevocably authorise and instruct you to:
1
Disclose to the Lender on request to you by the Lender, any information relating to the Charged Account(s) without any reference to, or further authority from, us, including, but not limited to, supplying the Lender with copies of statements if requested by the Lender.

2	Operate the Charged Account(s) in accordance with the existing Account Mandate until you have been given notice pursuant to paragraph 2.1 of this Notice:
2.1
comply with the written directions of the Lender in relation to the Charged Account(s) following receipt by you of a notice that an Event of Default has occurred and is continuing ("Default Notice"). For the avoidance of doubt, upon receipt of a Default Notice you should only permit monies to be drawn on or debited to the Charged Account(s) in accordance with the written directions of the Lender without any enquiry by you as to the justification of such directions or instructions or the validity of them;

2.2
debit the Charged Account(s) with your costs and charges in connection with the opening, maintenance and operation of the Charged Account(s) both before and after receipt by you of a Default Notice; and

2.3
exercise any right of combination, consolidation, merger or set off which we may have in respect of any monies standing or accruing to the credit of the Charged Account(s) up until the time that you receive a Default Notice.

3
We shall at all times indemnify you and keep you indemnified fully and effectively from and against all losses, damages, liabilities and costs and expenses that you may incur in connection with or by reason of you complying with the terms of this Notice or in relation to the Charged Account(s).

4	We hereby agree and confirm that:
4.1	the instructions and authorisations which are contained in this Notice shall remain in full force and effect until revoked or varied with the specific prior written consent of the Lender; and
4.2	any direction, notice or consent that is given or purports to be given for and on behalf of the Lender shall be conclusive evidence for all purposes.
5	This Notice shall be governed by and construed in accordance with English law.
6	This Notice is countersigned by the Lender to evidence its agreement to the content of it, including, but not limited to, the indemnity set out in paragraph 3.
7	Please confirm your agreement to the above by sending the attached acknowledgement to [identify Lender officer] at [insert address details of Lender] with a copy to us at the above address.
Yours faithfully

…………………………………………………………………
For and on behalf of [Chargor]

Part 4
Form of Acknowledgement from Account Bank – other than a Blocked Account

To:	Auto Cash Financing, Inc.

Attention:	[ ]

Copy to:	[Chargor]

Date:	[ ]

Dear Sirs
Debenture dated [          ] (the "Debenture") between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc. (the "Lender")
Dear Sirs
1	We acknowledge receipt of the notice dated [insert date] from [ ], (the "Notice") and all terms defined in the Notice shall have the same meaning herein.
2	We agree that until receipt by us of written notice from you revoking the arrangements set out in the Notice we will comply with the terms of the Notice to the extent permitted by law.
3
Upon receipt of a Default Notice from you, we shall not exercise or seek to assert or exercise any right of combination, consolidation, merger or set off which we may have in respect of any monies standing or accruing to the credit of the Charged Account(s).

4
We hereby confirm that we have not received any notice (other than the Notice) that [                             ] has assigned or charged its rights to the sums standing to the credit of the Charged Account(s) or otherwise granted any security or interest over those monies in favour of any third party.

5	We understand that [ ] will indemnify us on the terms set out in the Notice.
6	This acknowledgement shall be governed by and construed in accordance with English law.

Yours faithfully
……………………………………………………….
for and on behalf of
[third party bank]

SCHEDULE 8
 - FORM OF NOTICE AND ACKNOWLEDGEMENT FOR COUNTERPARTY
Part 1
Form of Notice to Counterparty

[On the letterhead of the relevant Chargor]

To:	[Contract counterparty]

Copy to:	Auto Cash Financing, Inc.

Date:	[ ]

Dear Sirs
Debenture dated [          ] between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender") (the "Debenture")
This letter constitutes notice to you that pursuant to the Debenture we have assigned to the Lender by way of security all our present and future rights under or in connection with [insert details of Contract] (the "Contract") (including under any guarantee, warranty or indemnity granted in relation to the Contract) and all Related Rights.
In this notice, "Related Rights" means, in respect of the Contract, all present and future:
(e)	money and proceeds of any nature paid or payable in relation to the Contract, including sale proceeds and money paid by way of damages, award or judgement made in connection with that Contract; and
(f)	all rights and assets of any nature attaching to, deriving from or exercisable as a result of an interest in or ownership or operation of the Contract.
We irrevocably authorise and instruct you to:
1
disclose to the Lender without any reference to or further authority from us (and without any enquiry by you as to the justification for such disclosure), such information relating to the Contract as the Lender may at any time request;

2	deal with us in relation to the Contracts;
3
pay to us all sums from time to time due and payable by you under the Contract, until such time as you receive notice from the Lender instructing you otherwise (an "Instruction Notice") following which you shall comply with all instructions contained in such Instruction Notice or in any subsequent notice or instructions relating to the Contract or the debts represented by such Contract which you receive from the Lender without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instruction; and

4	send copies of all notices and communications relating to the Contract to the Lender as well as to us.
We further instruct you that upon receipt of notice from the Lender that an Event of Default has occurred and is continuing:
1
all remedies provided for in the Contract or available at law or in equity are exercisable by the Lender (provided that the Lender shall have no greater rights under this notice than we have under the Contract);

2	all rights to compel performance of the Contract are exercisable by the Lender although we shall remain liable to perform all of the obligations assumed by us under the Contract; and
3	all rights, interests and benefits whatsoever accruing to or for the benefit of us arising from the Contract belong to the Lender to the exclusion of us.
Please note that we are and will remain liable to perform all the obligations assumed by us under the Contract and that neither the Lender, any Receiver nor any of their agents will at any time have any liability to you under the Contract.
We are not permitted to agree any amendment or supplement to, or to waive any term of the Contract, or to terminate the Contract or to allow it to lapse other than where the Contract expires in accordance with its terms and not by reason of default without the prior written consent of the Lender.
The instructions in this notice may not be revoked or amended without the prior written consent of the Lender.
This notice is shall be governed by and construed in accordance with English law.
Please confirm your agreement to the above by sending the attached acknowledgement to the Lender at [address], with a copy to us at the above address.
Yours faithfully

.......................................................................................
For and on behalf of [Chargor]

Part 2
Form of Acknowledgement from Counterparty

[On the letterhead of the Counterparty]

To:	Auto Cash Financing, Inc. [Address]

Copy:	[Chargor]

Date:	[ ]

Dear Sirs
Debenture dated [          ] between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender") (the "Debenture")
We confirm receipt from [                           ] of a notice dated [          ] (the "Notice") of an assignment, pursuant to the terms of the Debenture, of all [                            ]'s present and future rights under or in connection with [insert details of Contract] (the "Contract") (including under any guarantee, warranty or indemnity granted in relation to the Contract) and all Related Rights (defined in the Notice).
We confirm that:
1	we accept the instructions and authorisations contained in the Notice and we undertake to act in accordance with and comply with the terms of the Notice;
2
we have not received notice of the creation of any other assignment of or security over rights or proceeds arising under the Contract in favour of any third party or the creation of any other third party interest in those rights or proceeds and we will notify you promptly should we receive any such notice;

3	we have not claimed or exercised nor do we have any outstanding right to claim or exercise against [ ] any right of set-off, counter claim or other right relating to the Contract; and
4	we agree that no term of the Contract may be amended, supplemented or waived without your prior written consent;
5
we agree that the Contract may not be terminated or allowed to lapse [other than where the Contract expires in accordance with its terms and not by reason of default] without your prior written consent.

This acknowledgment shall be governed by and construed in accordance with English law.

Yours faithfully

.........……………………...................................................
For and on behalf of [insert name of counterparty]

SCHEDULE 9
- FORM OF NOTICE AND ACKNOWLEDGEMENT FOR INSURER
Part 1
Form of Notice to Insurer

[On the letterhead of the relevant Chargor]

To:	[insert name and address of Insurer]

Copy to:	Auto Cash Financing, Inc.

Date:	[ ]

Dear Sirs
Debenture dated [          ] between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender") (the "Debenture")
This letter constitutes notice to you that, pursuant to the Debenture, we have assigned to the Lender by way of security all amounts payable to us under or in connection with the following policies [Insert description of Insurances] (the "Policies"), all our rights in connection with those amounts and all Related Rights.
In this notice, "Related Rights" means, in respect of the Policies, all present and future:
(g)	money and proceeds of any nature paid or payable in relation to the Policies, including sale proceeds and money paid by way of damages, award or judgement made in connection with that Policy; and
(h)	all rights and assets of any nature attaching to, deriving from or exercisable as a result of an interest in or ownership or operation of the Policies.
We irrevocably authorise and instruct you to:
1
disclose to the Lender without any reference to or further authority from us (and without any enquiry by you as to the justification for such disclosure), such information relating to the Policies as the Lender may at any time request;

2
pay any sums from time to time due and payable by you under the Policies to the Lender to the following account: [insert account details] or in accordance with any written instructions given to you by the Lender from time to time;

3
comply with the terms of any notice or instructions relating to the Policies which you receive from the Lender (without any reference to or further authority from us and without any enquiry by you as to the justification for or validity of such notice or instruction);

4
note on the Policies the Lender's interest as first priority assignee of (i) all amounts payable under the Policies; and (ii) all rights in connection with those amounts and to identify the Lender as sole loss payee and as co-insured in respect of each Policy; and

5	send copies of all notices issued under the Policies to the Lender as well as to us.
Please note that we are and will remain liable to perform all the obligations assumed by us under the Policies and that neither the Lender, any Receiver nor any of their agents nor any other person will have any liability to you under the Policies.
We are not permitted to agree any amendment or supplement to or to waive any term of the Policies or to terminate any Policy without the prior written consent of the Lender.
The instructions in this notice cannot be revoked or amended without the prior written consent of the Lender.
Please confirm your agreement to the above by sending the attached acknowledgement to the Lender at [address] with a copy to us at the above address.
This notice is shall be governed by and construed in accordance with English law.
Yours faithfully

......................................................................................
For and on behalf of [Chargor]

Part 2
Form of Acknowledgement from Insurer

[On the letterhead of the Insurer]

To:	Auto Cash Financing, Inc. [Address]

Copy:	[Chargor]

Date:	[ ]

Dear Sirs
Debenture dated [          ] between [  ] and others as chargors (each a "Chargor" and together the "Chargors") and Auto Cash Financing, Inc.   (the "Lender") (the "Debenture")
We acknowledge receipt from [                           ] of a notice dated [          ] (the "Notice") of an assignment, pursuant to the terms of the Debenture, of (i) all amounts payable to [                      ] under or in connection with the Policies (as defined in the Notice); (ii) all [                          ]'s rights in connection with those amounts; and (iii) all Related Rights, as defined in the Debenture (as defined in the Notice).
We confirm that:
1	we accept the instructions and authorisations contained in the Notice and undertake to act in accordance with and comply with the terms of the Notice;
2	we have noted your interest as first priority assignee of the amounts and rights referred to above and have identified you as co-insured and sole loss payee on the Policies;
3	we will not terminate or otherwise allow any of the Policies to lapse without giving you at least 30 days' prior written notice;
4
we have not received notice of the creation of any other assignment of or any security over rights or proceeds arising under the Policies in favour of any third party or the creation of any other third party interest in those rights or proceeds;

5	we will notify you, the Lender, at least 30 days before the Policy is due to expire, if we have not received [ ]'s renewal instructions in relation to such Policy;
6	we agree that no term of the Policies may be amended, supplemented or waived without your prior written consent;
7
we agree to notify you if [                        ] breaches the terms of any Policy or otherwise gives us grounds to declare any Policy void or voidable and, where the breach is capable of being remedied, to allow you or your agents to remedy the relevant breach; and

8	we have not claimed or exercised, and have no outstanding right to claim or exercise, any right of set-off or counterclaim, or other right, in relation to any sum paid or payable under the Policy.
All terms used in this letter have the same meaning as in the Notice.
This acknowledgment is shall be governed by and construed in accordance with English law.
Yours faithfully

..................................................................................
For and on behalf of
[Name of insurance company]

SCHEDULE 10 - CHARGORS
Name of Chargor	Jurisdiction of incorporation	Registered number	Registered address
Cartesian Limited	England and Wales	03230513	Descartes House, 8 Gate Street, London, WC2A 3HP
Farncombe Technology Limited	England and Wales	05997790	Descartes House, 8 Gate Street, London, WC2A 3HP
Farncombe Engineering Services Ltd	England and Wales	06581276	Descartes House, 8 Gate Street, London, WC2A 3HP
Cambridge Adventis Limited	England and Wales	05747593	Descartes House, 8 Gate Street, London, WC2A 3HP

SCHEDULE 11 – SHARES

Chargor	Name of Company	Description of Shares (class and nominal value)	Amount of Shares
Farncombe Technology Limited	Farncombe Engineering Services Limited	[●]	[●]

SCHEDULE 12 – PERMITTED SECURITY

Company	Company Number	Security
Cartesian Limited	03230513	Debenture dated 29 July 2016 in favour of RBS Invoice Finance Limited
		Debenture dated 9 March 1999 in favour of Coutts & Company
Farncombe Technology Limited	05997790	Debenture dated 27 April 2017 in favour of RBS Invoice Finance Limited
Farncombe Engineering Services Ltd	06581276	Debenture dated 27 April 2017 in favour of RBS Invoice Finance Limited
		Fixed charge on non-vesting debts and floating charge dated 12 January 2015 in favour of HSBC Invoice Finance (UK) Ltd
Cambridge Adventis Limited	05747593	Rent deposit deed dated 4 October 2007 in favour of GMS Estates Limited
		Rent deposit deed dated 4 October 2007 in favour of GMS Estates Limited
		Rent deposit deed dated 21 July 2006 in favour of Oxford & City Holdings Limited